AGREEMENT AND PLAN OF MERGER

                                      among
                               USF&G CORPORATION,
                  UNITED STATES FIDELITY AND GUARANTY COMPANY,
                                       and
                              TITAN HOLDINGS, INC.
                           dated as of August 7, 1997




                                TABLE OF CONTENTS




                                   ARTICLE I

                                   THE MERGER

         1.1  The Merger . . . . . . . . . . . . . . . . . . . . . .2
         1.2  Closing. . . . . . . . . . . . . . . . . . . . . . . .2
         1.3  Effective Time . . . . . . . . . . . . . . . . . . . .2
         1.4  Effects of the Merger. . . . . . . . . . . . . . . . .2


                                   ARTICLE II

   EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT CORPORATIONS;
      MERGER CONSIDERATION; EXCHANGE OF CERTIFICATES; WARRANTS AND OPTIONS

         2.1  Effect on Capital Stock. . . . . . . . . . . . . . . .3
         2.2  Company Common Stock Elections . . . . . . . . . . . .5
         2.3  Proration. . . . . . . . . . . . . . . . . . . . . . .7
         2.4  Tax Adjustment . . . . . . . . . . . . . . . . . . . .9
         2.5  Dividends, Fractional Shares, Etc. . . . . . . . . . .9
         2.6  Warrants . . . . . . . . . . . . . . . . . . . . . . 11
         2.7  Stock Options. . . . . . . . . . . . . . . . . . . . 11


                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

         3.1  Representations and Warranties of the Company. . . . 12
         3.2  Representations and Warranties of Parent and USF&G . 44


                                   ARTICLE IV

                   COVENANTS RELATING TO CONDUCT OF BUSINESS

         4.1  Covenants of the Company . . . . . . . . . . . . . . 49


                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

         5.1  Preparation of Form S-4 and Proxy Statement;
              Shareholder Meeting; Comfort Letters . . . . . . . . 56
         5.2  Contract and Regulatory Approvals. . . . . . . . . . 57
         5.3  HSR Filings. . . . . . . . . . . . . . . . . . . . . 58
         5.4  Access to Information; Confidentiality . . . . . . . 58
         5.5  Fees and Expenses. . . . . . . . . . . . . . . . . . 59
         5.6  Indemnification. . . . . . . . . . . . . . . . . . . 60
         5.7  Reasonable Best Efforts. . . . . . . . . . . . . . . 61
         5.8  Public Announcements . . . . . . . . . . . . . . . . 62
         5.9  Environmental Studies. . . . . . . . . . . . . . . . 62
         5.10 Affiliates . . . . . . . . . . . . . . . . . . . . . 62
         5.11 Support Agreement. . . . . . . . . . . . . . . . . . 62
         5.12 Cooperation. . . . . . . . . . . . . . . . . . . . . 62
         5.13 NYSE Listing . . . . . . . . . . . . . . . . . . . . 63
         5.14 Benefit Plans and Employee Arrangements. . . . . . . 63
         5.15 Tax-Free Reorganization. . . . . . . . . . . . . . . 63
         5.16 Tri-West . . . . . . . . . . . . . . . . . . . . . . 63


                                   ARTICLE VI

                              CONDITIONS PRECEDENT

         6.1  Conditions to Each Party's Obligation to Effect
              the Merger . . . . . . . . . . . . . . . . . . . . . 63
         6.2  Conditions to Obligations of Parent and USF&G. . . . 64
         6.3  Conditions to Obligation of the Company. . . . . . . 65


                                  ARTICLE VII

                           TERMINATION AND AMENDMENT

         7.1  Termination. . . . . . . . . . . . . . . . . . . . . 66
         7.2  Effect of Termination. . . . . . . . . . . . . . . . 68
         7.3  Amendment. . . . . . . . . . . . . . . . . . . . . . 68
         7.4  Extension; Waiver. . . . . . . . . . . . . . . . . . 68


                                  ARTICLE VIII

                               GENERAL PROVISIONS

         8.1  Nonsurvival of Representations, Warranties and
              Agreements . . . . . . . . . . . . . . . . . . . . . 69
         8.2  Notices. . . . . . . . . . . . . . . . . . . . . . . 69
         8.3  Interpretation . . . . . . . . . . . . . . . . . . . 70
         8.4  Counterparts . . . . . . . . . . . . . . . . . . . . 70
         8.5  Entire Agreement; No Third Party Beneficiaries;
              Rights of Ownership. . . . . . . . . . . . . . . . . 70
         8.6  Governing Law. . . . . . . . . . . . . . . . . . . . 70
         8.7  Assignment . . . . . . . . . . . . . . . . . . . . . 70


                          AGREEMENT AND PLAN OF MERGER


         THIS AGREEMENT AND PLAN OF MERGER, dated as of August 7, 1997 (the "Agreement"), is made and entered into by and among USF&G Corporation, a Maryland corporation ("Parent"), United States Fidelity and Guaranty Company, a Maryland corporation and a wholly owned subsidiary of Parent ("USF&G"), and Titan Holdings, Inc., a Texas corporation (the "Company").

         WHEREAS, the respective Boards of Directors of the Company, Parent and USF&G have determined that the merger of the Company with and into USF&G (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement, would be fair to and in the best interests of their respective shareholders, and such Boards of Directors have approved the Merger, pursuant to which each share of common stock, par value $0.01 per share, of the Company (the "Company Common Stock") issued and outstanding immediately prior to the Effective Time (as defined in Section 1.3) (other than (a) shares of Company Common Stock owned, directly or indirectly, by the Company, any Subsidiary (as defined in Section 3.1(c)) of the Company, Parent or USF&G or any Subsidiary of USF&G or Parent and (b) Dissenting Shares (as defined in Section 2.1(e))) will be converted into, subject to the terms hereof, the right to receive the Merger Consideration (as defined in Section 2.1(c));

         WHEREAS, the Merger requires, for the approval thereof, the affirmative vote of two-thirds of each of (a) the outstanding shares of the Company Common Stock (the "Company Shareholder Approval") and (b) the outstanding shares of USF&G's common stock, par value $2.50 per share (the "USF&G Common Stock");

         WHEREAS, Parent and USF&G are unwilling to enter into this Agreement unless, contemporaneously with the execution and delivery of this Agreement, Mark E. Watson, Jr., in his capacity as a shareholder of the Company, enters into a voting and support agreement with Parent and USF&G, the form of which is attached hereto as Exhibit A (the "Support Agreement");

         WHEREAS, Parent, USF&G and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger; and

         WHEREAS, it is intended that the Merger constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and that this Agreement shall constitute a "plan of reorganization" for purposes of the Code.

         NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:



                                   ARTICLE I

                                   THE MERGER

         1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Texas Business Corporation Act ("TBCA") and the Maryland General Corporation Law ("MGCL"), the Company shall be merged with and into USF&G at the Effective Time. At the Effective Time, the separate corporate existence of the Company shall cease and USF&G shall continue as the surviving corporation (USF&G and the Company are sometimes hereinafter referred to as "Constituent Corporations" and, as the context requires, USF&G is sometimes hereinafter referred to as the "Surviving Corporation"). The name of the Surviving Corporation shall be United States Fidelity and Guaranty Company.

         1.2 Closing. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Section 7.1, and subject to the satisfaction or waiver of the conditions set forth in
Article VI, the closing of the Merger (the "Closing") shall take place at 10:00 a.m., Chicago, Illinois time, on the second business day after satisfaction and/or waiver of all of the conditions set forth in Article VI (the "Closing Date"), at the offices of Mayer, Brown & Platt, 190 South LaSalle Street, Chicago, Illinois 60603, unless another date, time or place is agreed to in writing by the parties hereto.

         1.3 Effective Time. Subject to the provisions of this Agreement, the parties hereto shall cause the Merger to be consummated by filing articles of merger (the "Articles of Merger") with the Secretary of State of the State of Texas, as provided in the TBCA, and the Maryland State Department of Assessments and Taxation, as provided in the MGCL, as soon as practicable on or after the Closing Date. The Merger shall become effective upon the acceptance for record of such filings or at such time thereafter as is provided in the Articles of Merger (the "Effective Time").

         1.4 Effects of the Merger. The Merger shall have the effects as set forth in the applicable provisions of the TBCA and MGCL.

                  (a) The Articles of Incorporation of USF&G shall be the Articles of Incorporation of the Surviving Corporation until duly amended in accordance with the terms thereof and the MGCL.

                  (b) The Bylaws of USF&G (the "USF&G Bylaws") shall be the Bylaws of the Surviving Corporation until thereafter amended as provided by applicable law, the Surviving Corporation's Articles of Incorporation or the Bylaws.

                  (c) The directors of USF&G immediately prior to the Effective Time shall be the directors of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Articles of Incorporation and Bylaws.

                  (d) The officers of USF&G at the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Articles of Incorporation and Bylaws.


                                   ARTICLE II

                  EFFECT OF THE MERGER ON THE CAPITAL STOCK OF
               THE CONSTITUENT CORPORATIONS; MERGER CONSIDERATION;
                 EXCHANGE OF CERTIFICATES; WARRANTS AND OPTIONS

         2.1 Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any further action on the part of the holder of any shares of Company Common Stock or the holder of any shares of USF&G Common Stock:

                  (a) Capital Stock of USF&G. Each share of USF&G Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into and become one fully paid and nonassessable share of common stock, par value $2.50 per share of the Surviving Corporation.

                  (b) Cancellation of Treasury Stock and Company Common Stock owned by USF&G or Parent. Each share of Company Common Stock that is owned by the Company, any Subsidiary of the Company, Parent or USF&G or any Subsidiary of Parent or USF&G shall automatically be canceled and retired and shall cease to exist, and no stock of Parent or other consideration shall be delivered or deliverable in exchange therefor.

                  (c) Merger Consideration. Subject to Sections 2.1(b) and (e) and Section 2.3, at the Effective Time each issued and outstanding share of Company Common Stock shall be converted into, at the election of the holder thereof, one of the following (as adjusted pursuant to this Article II), (the "Merger Consideration"):

                  (i) for each such share of Company Common Stock (other than shares as to which a Stock Election or Cash Election (each as defined below) has been made), the right to receive (x) 0.46516 (the "Standard Exchange Ratio") of a share of the Common Stock, $2.50 par value per share (including the associated Parent Rights (as defined below), "Parent Common Stock"), of Parent (the "Standard Stock Consideration") and (y) an amount in cash, without interest, equal to $11.60 (the "Standard Cash Consideration" and, together with the Standard Stock Consideration, the "Standard Consideration"); provided, however, that

                          (1) in the event the Average Stock Price is greater or
                              less than $24.94 but not greater than $28.68 or less than $21.20, the allocation of the consideration between stock and cash will be adjusted to maintain a 50% stock, 50% cash relationship by adjusting the Standard Cash Consideration to an amount equal to 0.50 times the product of (a) $23.20 times (b) 1 plus the product of (i) 0.50 times (ii) a fraction the numerator of which is the Average Stock Price minus $24.94 and the denominator of which is $24.94 and adjusting the Standard Exchange Ratio to an amount equal to the quotient obtained by dividing the Standard Cash Consideration as so adjusted by the Average Stock Price; and

                          (2) in the event the Average Stock Price is greater
                              than $28.68, the Standard Cash Consideration shall be an amount equal to $12.47 and the Standard Exchange Ratio shall be equal to the quotient obtained by dividing $12.47 by the Average Stock Price; and

                          (3) in the event the Average Stock Price is less than
                              $21.20, the Standard Cash Consideration shall be an amount equal to $10.73 and the Standard Exchange Ratio shall be equal to the quotient obtained by dividing $10.73 by the Average Stock Price.

                  (ii) for each such share of Company Common Stock with respect to which an election to receive solely Parent Common Stock has been effectively made and not revoked or lost pursuant to Sections 2.2(c), (d) or (e), the right to receive 2.0 times the Standard Exchange Ratio as determined by (c)(i) above (the "Stock Exchange Ratio") of a share of Parent Common Stock (the "Stock Consideration"); or

                  (iii) for each such share of Company Common Stock with respect to which an election to receive solely cash has been effectively made and not revoked or lost pursuant to Section 2.2(c), (d) or (e), the right to receive in cash, without interest, in an amount equal to 2.0 times the Standard Cash Consideration as determined pursuant to (i) above (the "Cash Consideration"); provided, however, that (1) in the event the Average Stock Price is less than $21.20, the Cash Consideration shall be equal to $21.46 and (2) in the event the Average Stock Price is more than $28.68, the Cash Consideration shall be equal to $24.94.

         "Average Stock Price" means the average of the Closing Market Prices (as hereinafter defined) for the ten consecutive trading days ending on the third trading day prior to the Effective Time; provided, however, that the Average Stock Price used for purposes of the calculations in this Article II shall not in any event be less than $17.46. The "Closing Market Prices" for any trading day means the closing sales price of Parent Common Stock as reported in the New York Stock Exchange Composite Tape for that day.

                  (d) Cancellation and Retirement of Company Common Stock. As a result of the Merger and without any action on the part of the holder thereof, at the Effective Time and except as provided in Sections 2.1(b) and (e), all shares of Company Common Stock shall cease to be outstanding and shall be canceled and retired and shall cease to exist, and each holder of such shares of Company Common Stock shall thereafter cease to have any rights with respect to such shares of Company Common Stock, except the right to receive, without interest, the Merger Consideration and cash for fractional shares of Parent Common Stock in accordance with Section 2.5(c) upon the surrender of a certificate representing such shares of Company Common Stock (a "Company Certificate").

                  (e) Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, holders of Company Common Stock that have, as of the Effective Time, complied with all procedures necessary to assert appraisal rights in accordance with the TBCA, if applicable, shall have such rights, if any, as they may have pursuant to Section 5.12 of the TBCA and such Company Common Stock shall not be converted or be exchangeable as provided in this
Section 2.1, but such holders shall be entitled to receive such payment as may be determined to be due to such holders pursuant to the TBCA; provided, however, that if such holder shall have failed to perfect or shall have effectively withdrawn or lost his right to appraisal and payment under the TBCA, such holder's Company Common Stock shall thereupon be deemed to have been converted and to have become exchangeable, as of the Effective Time, into the Standard Consideration. The Company Common Stock described in this Section 2.1(e) held by holders who exercise and perfect appraisal rights are referred to herein as "Dissenting Shares." The Company shall give Parent prompt notice of any demands for appraisal of shares received by the Company (and shall also give Parent prompt notice of any withdrawals of such demands for appraisal rights) and Parent shall have the opportunity and right to participate in and direct all negotiations with respect to such demands. The Company shall not, except with the prior written consent of Parent, make any payment with respect to, settle or otherwise negotiate or offer to settle any such demand for appraisal rights. Parent agrees that it shall make all payments with respect to appraisal rights and that the funds therefor shall not come, directly or indirectly, from the Company.

         2.2  Company Common Stock Elections

                  (a) Elections. Each person who, at the Effective Time, is a record holder of shares of Company Common Stock (other than holders of shares of Company Common Stock to be canceled as set forth in Section 2.1(b) or of Dissenting Shares) shall have the right to submit an Election Form (as defined in Section 2.2(c)) specifying that such person desires to have all of the shares of Company Common Stock owned by such person converted into the right to receive either (i) the Standard Consideration (a "Standard Election") (ii) the Stock Consideration (a "Stock Election"), or (iii) the Cash Consideration (a "Cash Election").

                  (b) Deposit of Exchange Fund. Promptly after the Allocation Determination (as defined in Section 2.2(d)), Parent shall deposit (or cause to be deposited) with a bank or trust company to be designated by Parent and reasonably acceptable to the Company (the "Exchange Agent"), for the benefit of the holders of shares of Company Common Stock, for exchange in accordance with this Article II, (i) cash in an amount sufficient to pay the aggregate cash portion of the Merger Consideration in accordance with this Article II and (ii) certificates representing shares of Parent Common Stock ("Parent Certificates") for exchange in accordance with this Article II (the cash and certificates deposited pursuant to clauses (i) and (ii) being hereinafter referred to as the "Exchange Fund").

                  (c) Method of Election; Deemed Standard Election. As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of Company Common Stock immediately prior to the Effective Time (excluding any shares of Company Common Stock which (i) are canceled pursuant to Section 2.1(b), or (ii) are Dissenting Shares) (A) a letter of transmittal (the "Company Letter of Transmittal") (which shall specify that delivery shall be effected, and risk of loss and title to the Company Certificates shall pass, only upon delivery of such Company Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent shall specify), (B) instructions for use in effecting the surrender of the Company Certificates in exchange for the Merger Consideration with respect to the shares of Company Common Stock formerly represented thereby, and (C) an election form (the "Election Form") providing for such holders to make the Standard Election, the Cash Election or the Stock Election. As of the Election Deadline (as defined in Section 2.2(d)) all holders of Company Common Stock immediately prior to the Effective Time (excluding any shares of Company Common Stock that (i) are canceled pursuant to Section 2.1(b) or (ii) are Dissenting Shares) that shall not have properly submitted to the Exchange Agent, or that shall have properly revoked, an effective and properly completed Election Form shall be deemed to have made a Standard Election (each a "Deemed Standard Election").

                  (d) Election Deadline. Any Cash Election, Standard Election, or Stock Election shall have been validly made only if the Exchange Agent shall have received by 5:00 p.m. New York City time on a date (the "Election Deadline") to be mutually agreed upon by Parent and the Company (which date shall not be later than the twentieth business day after the Effective Time), an Election Form properly completed and executed (with the signature or signatures thereof guaranteed to the extent required by the Election Form) by such holder accompanied by such holder's Company Certificates, or by an appropriate guarantee of delivery of such Company Certificates from a member of any registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States as set forth in such Election Form. Any holder of Company Common Stock that has made an election by submitting an Election Form to the Exchange Agent may at any time prior to the Election Deadline change such holder's election by submitting a revised Election Form, properly completed and signed that is received by the Exchange Agent prior to the Election Deadline. Any holder of Company Common Stock may at any time prior to the Election Deadline revoke such holder's election and withdraw such holder's Company Certificate deposited with the Exchange Agent by written notice to the Exchange Agent received by the close of business on the day prior to the Election Deadline. As soon as practicable after the Election Deadline (but in no event later than ten business days after the Election Deadline), the Exchange Agent shall determine the allocation of the cash portion and stock portion of the Merger Consideration and shall notify Parent of its determined allocation (the "Allocation Determination").

                  (e) No Further Ownership Rights in Company. From and after the Effective Time, each holder of a certificate that immediately prior to the Effective Time represented outstanding shares of Company Common Stock, shall, upon surrender of such certificate for cancellation to the Exchange Agent, together with the Company Letter of Transmittal, duly executed, and such other documents as Parent or the Exchange Agent shall reasonably request, be entitled to receive promptly after the Election Deadline in exchange therefor (A) a check in the amount equal to the cash, if any, which such holder has the right to receive pursuant to the provisions of this Article II (including any cash in lieu of fractional shares of Parent Common Stock), and (B) a Parent Certificate representing that number of shares of Parent Common Stock, if any, which such holder has the right to receive pursuant to this Article II (in each case less the amount of any required withholding taxes), and the Company Certificate so surrendered shall forthwith be canceled. Until surrendered as contemplated by this Section 2.2(e), each Company Certificate shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration with respect to the shares of Company Common Stock formerly represented thereby. If any certificate for shares of Parent Common Stock to be issued in the Merger is to be issued in a name other than that in which the certificate for shares of Company Common Stock surrendered in exchange therefor is registered, it shall be a condition of such issuance that the person requesting such issuance shall pay any transfer or other tax required by reason of the issuance of certificates for such shares of Parent Common Stock in a name other than that of the registered holder of the certificate surrendered, or shall establish to the satisfaction of Parent or its agent that such tax has been paid or is not applicable.

                  (f) Rules Governing Elections. Parent shall have the right to make rules, not inconsistent with the terms of this Agreement, governing the validity of the Election Forms, the manner and extent to which Standard Elections, Cash Elections or Stock Elections are to be taken into account in making the determinations prescribed by Section 2.3, the issuance and delivery of certificates for Parent Common Stock into which shares of Company Common Stock are converted in the Merger, and the payment of cash for shares of Company Common Stock converted into the right to receive cash in the Merger.

         2.3  Proration.

                  (a) As is more fully set forth below, the maximum number of shares of Parent Common Stock issuable to holders of Company Common Stock (the "Maximum Number of Parent Shares") shall not exceed the product of (x) the Standard Exchange Ratio and (y) the number of Outstanding Company Shares (as defined below).

                  (b) As is more fully set forth below, the aggregate amount of cash to be paid to holders of Outstanding Company Shares (as defined below) (the "Maximum Cash Amount") shall not exceed the product of (x) the Standard Cash Consideration and (y) the number of Outstanding Company Shares. "Outstanding Company Shares" shall mean those shares of Company Common Stock outstanding immediately prior to the Effective Time.

                  (c) In the event that the aggregate number of shares of Parent Common Stock issuable pursuant to the Stock Elections received by the Exchange Agent exceeds an amount equal to the Maximum Number of Parent Shares minus the number of shares of Parent Common Stock issuable pursuant to Standard Elections and Deemed Standard Elections, including any fractional shares of Parent Common Stock for which a cash adjustment shall be paid pursuant to Section 2.5(c) (such difference, the "Remaining Parent Shares"), each holder making a Stock Election shall receive, for each share of Company Common Stock held by such holder, (x) a number of shares of Parent Common Stock equal to the quotient obtained by dividing (i) the Remaining Parent Shares by (ii) the aggregate number of shares of Company Common Stock held by holders making Stock Elections (the "Stock Election Company Shares"), plus (y) cash in an amount equal to the quotient obtained by dividing (iii) the Remaining Stock Election Cash Amount (as defined below) by (iv) the Stock Election Company Shares. The "Remaining Stock Election Cash Amount" shall be equal to the Maximum Cash Amount minus the sum of (i) the aggregate amount of cash payable pursuant to, or with respect to, Standard Elections, Deemed Standard Elections, Cash Elections, Dissenting Shares and fractional shares and (ii) the aggregate amount of consideration transferred by Parent in acquiring the Parent Shares (as defined below). "Parent Shares" means any and all shares of Company Common Stock that are (i) owned by Parent or USF&G and (ii) canceled and retired at the Effective Time pursuant to Section 2.1(b). For purposes of this paragraph and the following paragraph, the aggregate amount of cash payable with respect to Dissenting Shares shall be deemed to be the product of (x) the number of Dissenting Shares times (y) the sum of (i) the Standard Cash Consideration and (ii) the product of the Standard Exchange Ratio times the Average Stock Price.

                  (d) In the event that the aggregate amount of cash payable pursuant to Cash Elections received by the Exchange Agent exceeds the Maximum Cash Amount minus the sum of (i) the aggregate amount of cash payable pursuant to Standard Elections and Deemed Standard Elections, (ii) the aggregate amount of cash payable with respect to the Dissenting Shares and fractional shares and
(iii) the aggregate amount of consideration transferred by Parent in acquiring the Parent Shares (such difference, the "Remaining Cash"), each holder making a Cash Election shall receive, for each share of Company Common Stock held by such holder, (x) cash in an amount equal to the quotient obtained by dividing the (i) Remaining Cash by (ii) the aggregate number of shares of Company Common Stock held by holders making Cash Elections (the "Cash Election Company Shares"), plus
(y) a number of shares of Parent Common Stock equal to the quotient obtained by dividing (iii) the Remaining Cash Election Parent Shares (as defined below) by
(iv) the Cash Election Company Shares. The "Remaining Cash Election Parent Shares" shall be the Maximum Number of Parent Shares minus the number of shares of Parent Common Stock issuable pursuant to Standard Elections, Deemed Standard Elections and Stock Elections (including any fractional shares of Parent Common Stock for which a cash adjustment shall be paid pursuant to Section 2.5(c) in respect of such Standard Elections, Deemed Standard Elections and Stock Elections).

         2.4  Tax Adjustment.

         In the event that the Closing Stock Price (as defined below) is less than the Average Stock Price such that the allocation of the consideration between stock and cash based on the Closing Stock Price is not 50% stock and 50% cash, appropriate adjustment will be made, as determined by Parent and the Company upon advice of counsel, to the extent if any, as may be required to cause the Merger Consideration allocation between cash and stock to satisfy the continuity of interest requirements for purposes of causing the transaction to qualify as a tax-free reorganization, provided that the total value of the Merger Consideration to be delivered by Parent, based upon the Average Stock Price, shall not increase. For purposes of this Section 2.4, the "Closing Stock Price" shall mean the mean between the highest and lowest quoted selling prices of the Parent Common Stock as reported on the New York Stock Exchange Composite Tape on the day of the Effective Time of the Merger. In the event that an adjustment is made under this Section 2.4, any adjustments necessary or appropriate to reflect such adjustment shall be made to the other provisions of this Article II.

         2.5  Dividends, Fractional Shares, Etc.

                  (a) Dividends on Parent Common Stock. Notwithstanding any other provisions of this Agreement, no dividends or other distributions declared after the Effective Time on Parent Common Stock shall be paid with respect to any shares of Company Common Stock represented by a Company Certificate, until such Company Certificate is surrendered for exchange as provided herein. Subject to the effect of applicable laws, following surrender of any such Company Certificate, there shall be paid to the holder of Parent Certificates issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore payable with respect to such whole shares of Parent Common Stock and not paid, less the amount of any withholding taxes that may be required thereon, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of Parent Common Stock, less the amount of any withholding taxes that may be required thereon.

                  (b) No Transfers; Closing of Stock Transfer Book. At or after the Effective Time, there shall be no transfer on the stock transfer books of the Company of the shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, certificates representing any such shares are presented to the Surviving Corporation, they shall be canceled and exchanged for the Merger Consideration, if any, deliverable in respect thereof pursuant to this Agreement.

                  (c) No Fractional Shares. No fractional shares of Parent Common Stock shall be issued pursuant to the Merger. In lieu of the issuance of any fractional share of Parent Common Stock pursuant to the Merger, cash adjustments shall be paid to holders in respect of any fractional share of Parent Common Stock that would otherwise be issuable, and the amount of such cash adjustment shall be equal to the product of such fractional amount and the Average Stock Price.

                  (d) Termination of Exchange Fund. Any portion of the Exchange Fund (including the proceeds of any investments thereof and any shares of Parent Common Stock) that remains unclaimed by the former stockholders of the Company two years after the Effective Time shall be delivered to Parent. Any former stockholder of the Company who has not theretofore complied with this Article II shall thereafter look only to the Surviving Corporation and Parent for payment of the applicable Merger Consideration, cash in lieu of fractional shares and unpaid dividends and distributions on Parent Common Stock deliverable in respect of each share of Company Common Stock such stockholder holds as determined pursuant to this Agreement, in each case without any interest thereon.

                  (e) None of Parent, the Company, USF&G, the Surviving Corporation, the Exchange Agent or any other person shall be liable to any former holder of shares of Company Common Stock for any amount properly delivered to a public official pursuant to applicable or unclaimed property, escheat or similar laws.

                  (f) In the event that any Company Certificate shall have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming such Company Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such person of a bond in such reasonable amount as Parent may direct as indemnity against any claim that may be made against it with respect to such Company Certificate, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Company Certificate the applicable Merger Consideration, cash in lieu of fractional shares, and unpaid dividends and distributions on shares of Parent Common Stock, as provided in this Section 2.5, deliverable in respect thereof pursuant to this Agreement.

                  (g) In the event of any change in Parent Common Stock between the date of this Agreement and the Effective Time by reason of any stock split, stock dividend, subdivision, reclassification, combination, exchange of Parent Common Stock or the like, the Merger Consideration and other terms set forth in this Agreement shall be appropriately adjusted.

                  (h) The pricing terms set forth herein are based on the information disclosed in Section 3.1(b) hereof. If the number of such shares and share equivalents outstanding is greater than the foregoing, the Merger Consideration shall be appropriately adjusted.

         2.6 Warrants.

         The Company shall use its reasonable best efforts to cause holders of all then outstanding warrants to purchase Company Common Stock (each a "Company Warrant") whether or not then exercisable in whole or in part, to agree to surrender and receive, in exchange for cancellation and in settlement thereof a number of shares of Parent Common Stock for each share of Company Common Stock subject to such Company Warrant (subject to any applicable withholding tax) equal to the quotient of (i) the product of (1) the number of shares of Company Common Stock which the holder would be entitled to receive if such Company Warrant were exercised in full immediately prior to the Effective Time multiplied by (2) the difference between (x) the Cash Consideration and (y) the exercise price of such share of Company Common Stock under the Company Warrant, to the extent such amount is a positive number divided by (ii) the Average Closing Price (such amount being hereinafter referred to as the "Warrant Consideration"); provided, however, that with respect to any person subject to
Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), any such amount shall be paid as soon as practicable after the first date payment can be made without liability to such person under Section 16(b) of the Exchange Act. Upon receipt of the Warrant Consideration, the Company Warrant shall be canceled. The surrender of a Company Warrant to the Company in exchange for the Warrant Consideration shall be deemed a release of any and all rights the holder had or may have had in respect of such Company Warrant. With respect to the Company Warrants that are not surrendered prior to the Effective Time, after the Effective Time, the Surviving Corporation shall comply with all applicable terms of such unsurrendered Company Warrants.

         2.7 Stock Options.

         Each stock option issued and outstanding under the 1993 Stock Option Plan, as amended, of the Company (the "Stock Option Plan") is referred to herein as an "Employee/Director Stock Option" and all such options are referred to herein, collectively, as the "Employee/Director Stock Options." Each stock option issued and outstanding under the 1993 Directors' Stock Option Plan (the "Directors' Stock Option Plan") is referred to herein as a "Director's Option" and all such options are referred to herein, collectively, as the "Directors' Options." The Employee/Director Stock Options and the Directors' Options are referred to herein, collectively, as the "Company Options" and, individually, as a "Company Option." At the Effective Time, each Company Option shall become immediately fully vested and shall be converted into an option to purchase shares of Parent Common Stock, as provided below. Following the Effective Time, each such Company Option shall be exercisable upon the same terms and conditions as then are applicable to such Company Option, except that (i) each such Company Option shall be exercisable for that number of shares of Parent Common Stock equal to the product of (x) the number of shares of Company Common Stock for which such Company Option was exercisable immediately prior to the Effective Date and (y) the Stock Exchange Ratio and (ii) the exercise price of such option shall be equal to the quotient obtained by dividing the exercise price per share of such Company Option by the Stock Exchange Ratio. From and after the date of this Agreement, no additional options to purchase shares of Company Common Stock shall be granted under the Company Stock Option Plan, Directors' Stock Option Plan or otherwise. Except as otherwise agreed to by the parties, no person shall have any right under any stock option plan (or any option granted thereunder) or other plan, program or arrangement of the Company with respect to, including any right to acquire, equity securities of the Company following the Effective Time. At or as soon as practicable after the Effective Time, Parent shall issue to each holder of a Company Option that is canceled an agreement that accurately reflects the terms of the Parent Option substituted therefore as contemplated by this Section 2.7. Parent shall (i) take all corporate actions necessary to reserve for issuance such number of shares of Parent Common Stock as will be necessary to satisfy exercises in full of all Parent Options after the Effective Time, (ii) use its reasonable best efforts to ensure that an effective Registration Statement on Form S-8 is on file with the Securities and Exchange Commission (the "SEC") with respect to such Parent Common Stock, and (iii) use its reasonable best efforts to have such shares admitted to trading upon exercises of Parent Options.


                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

         3.1 Representations and Warranties of the Company.

         Except as disclosed in (i) the Company's Annual Report on Form 10-K fo the fiscal year ended December 31, 1996, (ii) the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1997, or (iii) the disclosure memorandum (the "Disclosure Memorandum") delivered at or prior to the date of this Agreement (it being understood that each section of the Disclosure Memorandum shall list all items applicable to such section, although the inadvertent omission of an item from one section shall not be a breach of this Agreement if such item and an explanation of the nature of such item is clearly disclosed in another section of the Disclosure Memorandum) the Company represents and warrants to Parent and USF&G as follows:

                  (a) Organization, Standing and Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted and is duly qualified or licensed to do business as a foreign corporation and in good standing to conduct business in each jurisdiction in which the business it is conducting, or the operation, ownership or leasing of its properties, makes such qualification or license necessary, other than such jurisdictions where the failure so to qualify or become so licensed would not individually or in the aggregate adversely affect the Company and its Subsidiaries taken as a whole in any material respect. The Company has heretofore made available to Parent complete and correct copies of its Amended and Restated Articles of Incorporation, as currently in effect as of the date of this Agreement (the "Company Articles of Incorporation"), and the Bylaws. As used in this Agreement, a "Material Adverse Effect" shall mean, with respect to any specified party to this Agreement, any event, change, condition, fact or effect which has or could reasonably be expected to have a material adverse effect on (i) the business, results of operations, or financial condition of such party and its Subsidiaries taken as a whole or (ii) the ability of such party to consummate the transactions contemplated by this Agreement.

                  (b) Capital Structure. As of the date of this Agreement, the authorized capital stock of the Company consists of 45,000,000 shares, divided into the following: (i) 5,000,000 shares of preferred stock, par value $0.01 per share (the "Company Preferred Stock"); and (ii) 40,000,000 shares of Company Common Stock. At the close of business on August 1, 1997: (i) 10,101,915 shares of Company Common Stock were issued and outstanding, 27,825 of which are restricted shares; (ii) 815,902 shares of Company Common Stock were reserved for issuance in connection with the Stock Option Plan; (iii) 122,457 shares of Company Common Stock were reserved for issuance in connection with the Directors' Stock Option Plan; (iv) 491,222 shares of Company Common Stock were reserved for issuance upon exercise of outstanding Company Warrants; (v) no shares of Company Common Stock were held in treasury; (vi) no shares of Company Preferred Stock were issued and outstanding or held by the Company or any Subsidiary of the Company; and (vii) no bonds, debentures, notes or other instruments or evidence of indebtedness having the right to vote (or convertible into, or exercisable or exchangeable for securities having the right to vote) on any matters on which the Company shareholders may vote ("Company Voting Debt") were issued or outstanding. All outstanding shares of Company Common Stock are validly issued, fully paid and nonassessable and are not subject to preemptive or other similar rights. Except as set forth in Section 3.1(b) of the Disclosure Memorandum, there are outstanding: (i) no securities of the Company convertible into or exchangeable or exercisable for shares of capital stock, Company Voting Debt or other voting securities of the Company; and (ii) no stock awards, options, warrants, calls, rights (including stock purchase or preemptive rights), commitments or agreements to which the Company is a party or by which it is bound, in any case obligating the Company to issue, deliver, sell, purchase, redeem or acquire, or cause to be issued, delivered, sold, purchased, redeemed or acquired, additional shares of its capital stock, any Company Voting Debt or other voting securities or securities convertible into or exchangeable or exercisable for voting securities of the Company, or obligating the Company to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. Except as set forth in Section 3.1(b) of the Disclosure Memorandum, since December 31, 1996, the Company has not (i) granted any options, warrants or rights to purchase shares of Company Common Stock or (ii) amended or repriced, as applicable, any Company Option, any Company Warrant, the Stock Option Plan or the Directors' Stock Option Plan. Section 3.1(b) of the Disclosure Memorandum sets forth the following information with respect to each Company Option and Company Warrant outstanding on the date of this Agreement:
(A) the name of the optionee or warrantholder, (B) the number of shares of Company Common Stock subject to such Company Option or Company Warrant, and (C) the exercise price of such Company Option or Company Warrant. None of the Company Options are "incentive stock options" (within the meaning of Section 422 of the Code). There are not as of the date of this Agreement and there will not be on the date of the Shareholders' Meeting any shareholder agreements, voting trusts or other agreements or understandings to which the Company is a party or by which it is bound relating to the voting of any shares of the capital stock of the Company which will limit in any way the solicitation of proxies by or on behalf of the Company from, or the casting of votes by, the shareholders of the Company with respect to the Merger. True and correct copies of all agreements relating to the Company Warrants and the Company Options and the issuance of any restricted stock have previously been provided or made available to Parent.

                  (c) Subsidiaries; Investments. Section 3.1(c) of the Disclosure Memorandum sets forth the name of each Subsidiary of the Company, the jurisdiction of its incorporation or organization and whether it is an insurance company. Each Subsidiary is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has the power and authority and all necessary government approvals to own, lease and operate its properties and to carry on its business as now being conducted. Each Subsidiary of the Company is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary. The Company has heretofore made available to USF&G complete and correct copies of the articles of incorporation (or other organizational documents) and bylaws of each of its Subsidiaries. Section 3.1(c) of the Disclosure Memorandum sets forth, as to each Subsidiary of the Company, its authorized capital stock and the number of issued and outstanding shares of capital stock (or similar information with respect to any Subsidiary not organized as a corporate entity). All outstanding shares of the capital stock of the Subsidiaries of the Company are validly issued, fully paid and nonassessable and are not subject to preemptive or other similar rights; neither the Company nor any Subsidiary of the Company has any call obligations or similar liabilities with respect to partnerships or other Subsidiaries not organized as corporate entities. Except as set forth in Section 3.1(c) of the Disclosure Memorandum, the Company is, directly or indirectly, the record and beneficial owner of all of the outstanding shares of capital stock (or other interests, with respect to Subsidiaries not organized as corporate entities) of each of its Subsidiaries free and clear of all Liens and other restrictions with respect to the transferability or assignability thereof (other than restrictions on transfer imposed by federal or state securities laws) and no capital stock (or other interests, with respect to Subsidiaries not organized as corporate entities) of any of its Subsidiaries is or may become required to be issued by reason of any options, warrants, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable or exercisable for, shares of capital stock (or other interests, with respect to Subsidiaries not organized as corporate entities) of any of its Subsidiaries and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may be bound to issue, redeem, purchase or sell shares of Subsidiary capital stock (or other interests, with respect to Subsidiaries not organized as corporate entities) or securities convertible into or exchangeable or exercisable for any such shares or interests. Except for the ownership interests set forth in Section 3.1(c) of the Disclosure Memorandum, neither the Company nor any of its Subsidiaries owns, directly or indirectly, any capital stock or other ownership interest in any corporation, partnership, business association, joint venture or other entity, except for portfolio investments made in the ordinary course of business. As used in this Agreement, the word "Subsidiary," with respect to any party to this Agreement, means any corporation, partnership, joint venture or other organization, whether incorporated or unincorporated, of which: (i) such party or any other Subsidiary of such party is a general partner; (ii) voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation, partnership, joint venture or other organization is held by such party or by any one or more of its Subsidiaries, or by such party and any one or more of its Subsidiaries; or (iii) at least 10% of the equity, other securities or other interests is, directly or indirectly, owned or controlled by such party or by any one or more of its Subsidiaries or by such party and any one or more of its Subsidiaries.

                  (d)  Authority; No Violations; Consents and Approvals.

                          (i) The Company has all requisite corporate power and authority to enter into this Agreement and, subject to the Company Shareholder Approval, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject, in the case of the Merger, to the Company Shareholder Approval. This Agreement has been duly executed and delivered by the Company and, subject, in the case of the Merger, to the Company Shareholder Approval, and assuming that this Agreement constitutes the valid and binding agreement of Parent and USF&G, constitutes a valid and binding obligation of the Company enforceable in accordance with its terms and conditions except that the enforcement hereof may be limited by (A) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (B) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (C) any ruling or action of any Governmental Entity as set forth in Section 3.1(d)(iii).

                          (ii) The execution and delivery of this Agreement
                               and the consummation of the transactions contemplated hereby by the Company will not conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration (including pursuant to any put right) of any obligation or the loss of a material benefit under, or the creation of a Lien on assets or property, or right of first refusal with respect to any asset or property or change any other rights, benefits, liabilities or obligations (any such conflict, violation, default, right of termination, cancellation or acceleration, loss, creation or right of first refusal, or change, a "Violation"), pursuant to, (A) any provision of the Articles of Incorporation or Bylaws of the Company or the comparable documents of any of its Subsidiaries or (B) except as to which requisite waivers or consents have been obtained and specifically identified in Section 3.1(d) of the Disclosure Memorandum and assuming the consents, approvals, authorizations or permits and filings or notifications referred to in paragraph (iii) of this Section 3.1(d) are duly and timely obtained or made and, in the case of the Merger, the Company Shareholder Approval has been obtained, any loan or credit agreement, note, mortgage, deed of trust, indenture, lease, Company License (as defined in Section 3.1(g)), Company Benefit Plan (as defined in Section 3.1(n)), Company Material Contract (as defined in Section 3.1(r)), or any other agreement, obligation, instrument, concession or license or any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company, any of its Subsidiaries or any of their respective properties or assets except for such Violations which would not individually or in the aggregate adversely affect the Company and its Subsidiaries taken as a whole in any material respect.

                          (iii)No consent, approval, order or authorization of,
                               or registration, declaration or filing with, notice to, or permit from any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (a "Governmental Entity"), is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, except for: (A) any actions and approval that may be required under the insurance laws and regulations of the jurisdictions in which the Subsidiaries of the Company that are insurance companies are domiciled or licensed, each of which is listed in
                               Section 3.1(d)(iii)(A) of the Disclosure
                               Memorandum; (B) the filing of a pre-merger notification and report form by the Company under the Hart-Scott-Rodino Antitrust
                               Improvements Act of 1976, as amended (the "HSR Act"), and the expiration or termination of the applicable waiting period thereunder; (C) the filing with the SEC of (x) a proxy statement in definitive form relating to the approval by the holders of Company Common Stock of the Merger (such proxy statement as amended or supplemented from time to time being hereinafter referred to as the "Proxy Statement"), (y) the registration statement on Form S-4 to be filed with the SEC by Parent pursuant to which Shares of Parent Common Stock issuable in the Merger will be registered with the SEC (the "Form S-4"), and (z) such reports under and such other compliance with the Exchange Act and the rules and regulations thereunder as may be required in connection with this Agreement and the transactions contemplated hereby; (D) the filing of the Articles of Merger with the Secretary of State of the State of Texas and the Maryland State Department of Assessments and Taxation; (E) such filings and approvals as may be required by any applicable state securities, "blue sky" or takeover laws; (F) the Company Shareholder Approval; and (G) where the failure to obtain consent, approval, order, or authorization of, or registration, declaration or filing with, notice to, or permit from a Government Entity would not adversely effect the Company and its Subsidiaries taken as a whole in any material respect.

                  (e) Government Filings. The Company has made available to USF&G a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by the Company with the SEC since December 31, 1994 and prior to the date of this Agreement (the "Filed Company SEC Documents"), which are all the documents (other than preliminary material) that the Company was required to file with the SEC since such date. As of their respective dates, the Filed Company SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Filed Company SEC Documents, and none of the Filed Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of the Company included in the Filed Company SEC Documents comply as to form in all material respects with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Rule 10-01 of Regulation S-X of the SEC) and fairly present in accordance with applicable requirements of GAAP the consolidated financial position of the Company and its consolidated subsidiaries as of the dates therein and the consolidated results of their operations and cash flows for the periods presented therein (subject, in the case of unaudited interim financial statements, to normal recurring adjustments none of which are material). Section 3.1(e) of the Disclosure Memorandum lists with respect to the Company Common Stock for the period since December 31, 1996 and prior to the date of this Agreement each: (i) Schedule 13D filed with the SEC and (ii) application for change in control filed under the insurance holding company laws of any Company has been or is required to or has filed any documents with the SEC. Section 3.1(e) of the Disclosure Memorandum includes the Company's reported results for the six-month period ended June 30, 1997 and such reported results fairly present in summary fashion and in accordance with applicable requirements of GAAP the consolidated financial position of the Company and its consolidated subsidiaries as of the dates therein and the consolidated results of their operations for the periods presented therein (subject to normal recurring adjustments none of which are material).

                  (f) Information Supplied. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in (i) the Form S-4 will, at the time the Form S-4 is filed with the SEC, and at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, and (ii) the Proxy Statement will, on the date it is first mailed to the holders of the Company Common Stock or at the time of the Shareholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder, except that no representation is made by the Company with respect to statements made or incorporated by reference therein based on information supplied in writing by Parent or USF&G specifically for inclusion therein. If, at any time prior to the Shareholders' Meeting, any event with respect to the Company, or with respect to other information supplied by the Company for inclusion in the Proxy Statement, shall occur which is required to be described in an amendment of, or a supplement to, any of such documents, such event shall be so described, and such amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the shareholders of the Company.

                  (g)  Compliance with Applicable Laws.

                          (i) Except as disclosed in Section 3.1(g)(i) of the Disclosure Memorandum, the business of the Company and each of its Subsidiaries is being, in all material respects, conducted in compliance with all applicable laws, including, without limitation, all insurance laws, ordinances, rules and regulations, decrees and orders of any Governmental Entity, and all notices, reports, documents and other information required to be filed thereunder within the last three years were properly filed and were in compliance in all respects with such laws.

                          (ii) (A) Insurance Licenses. Section 3.1(g)(ii)(A) of
                               the Disclosure Memorandum contains a true and complete list of all jurisdictions in which each of the Subsidiaries of the Company is licensed to transact insurance business. Except as disclosed in Section 3.1(g)(ii)(B) of the Disclosure Memorandum, each of the Subsidiaries of the Company has all the licenses necessary to conduct the lines of insurance business which such Subsidiary is currently conducting in each of the states set forth in Section 3.1(g)(ii)(A) of the Disclosure Memorandum, which are all of the states in which the Company is currently conducting business or in the process of commencing conducting business. The Subsidiaries of the Company own or validly hold the insurance licenses referred to in Section 3.1(g)(ii)(A) of the Disclosure Memorandum, all of which licenses are valid and in full force and effect. Except as set forth in Section 3.1(g)(ii)(A) of the Disclosure Memorandum, there is no proceeding or investigation pending or, to the knowledge (as defined below) of the Company, threatened which would reasonably be expected to lead to the revocation, amendment, failure to renew, limitation, suspension or restriction of any such license to transact insurance business. As used in this Agreement, "knowledge" means the actual knowledge, after reasonable inquiry, of, in the case of the Company, the management of the Company, and, in the case of Parent, the management of Parent.

                               (B) Other Licenses. The Company and each of its Subsidiaries owns or validly holds all licenses, franchises, permits, approvals, authorizations, exemptions, classifications, registrations, rights and similar documents (other than licenses to transact insurance business) which are necessary for it to own, lease or operate its properties and assets and to conduct its business as now conducted, except for such licenses the failure to hold which would not individually or in the aggregate adversely affect the Company and its Subsidiaries taken as a whole in any material respect. The business of the Company and each of its Subsidiaries has been and is being conducted in compliance in all material respects with all such licenses. All such licenses are in full force and effect, and there is no proceeding or investigation pending or, to the knowledge of the Company, threatened which would reasonably be expected to lead to the revocation, amendment, failure to renew, limitation, suspension or restriction of any such license.

                               (C) The licenses referred to in subparagraphs (A) and (B) are collectively referred to herein as the "Company Licenses."

                          (iii)Each Subsidiary of the Company that is an
                               insurance company has filed all annual and quarterly statements, together with all exhibits and schedules thereto, required to be filed with or submitted to the appropriate regulatory authorities of the jurisdiction in which it is domiciled and to any other jurisdiction where required on forms prescribed or permitted by such authority. Each Annual Statement filed by any Subsidiary of the Company that is an insurance company with the insurance regulator in its state of domicile for the three years ended December 31, 1996 (each a "Company Annual Statement"), together with all exhibits and schedules thereto, financial statements relating thereto and any actuarial opinion, affirmation or certification filed in connection therewith and each Quarterly Statement so filed for the quarterly periods ended after January 1, 1997 (each a "Company Quarterly Statement") were prepared in conformity with the statutory accounting practices prescribed or permitted by the insurance regulatory authorities of the applicable state of domicile applied on a consistent basis ("SAP"), present fairly, in all material respects, to the extent required by and in conformity with SAP, the statutory financial condition of such Subsidiary at their respective dates and the results of operations, changes in capital and surplus and cash flow of such Subsidiary for each of the periods then ended, and were correct when filed and there were no omissions therefrom when filed. No deficiencies or violations have been asserted in writing (or, to the knowledge of the Company, orally) by any insurance regulator with respect to the foregoing financial statements which have not been cured or otherwise resolved to the satisfaction of such insurance regulator and which have not been disclosed in writing to USF&G prior to the date of this Agreement.
                               Set forth in Section 3.1(g)(iii) of the
                               Disclosure Memorandum is a list of permitted practices under SAP which are utilized in any of the Company's Annual or Quarterly
                               Statements.

                          (iv) All statutory reserves as established or
                               reflected in the Company Annual Statements and Company Quarterly Statements were determined in accordance with SAP and generally accepted actuarial assumptions and met the requirements of the insurance laws of each applicable jurisdiction as of the respective dates of such statements. The statutory reserves set forth in the Company Annual Statement and Company Quarterly Statements meet in all material respects the requirements of the insurance laws of the jurisdictions in which such Subsidiaries do business and reflect a reasonable provision for unpaid policy losses and loss adjustment expenses as of such date. The reserves of the Subsidiaries of the Company including, but not limited to, the reserves for incurred losses, incurred loss adjustment expenses, incurred but not reported losses and loss adjustment expenses for incurred but not reported losses (the "Loss Reserves") as set forth in the audited consolidated financial statements and unaudited interim financial statements of such Subsidiaries included in the Filed Company SEC Documents were determined in good faith by the Company and such Subsidiaries in accordance with generally accepted accounting principles and were believed by the Company and such Subsidiaries to be reasonable when made. The Loss Reserves established or reflected in the Company Annual Statements and the Company Quarterly Statements were determined in accordance with generally accepted actuarial standards consistently applied and are in compliance in all material respects with the insurance laws, rules and regulations of their respective states of domicile as well as those of any other applicable jurisdictions. The Company has delivered or made available to Parent true and complete copies of all actuarial reports and actuarial certificates in the possession or control of the Company, any of the Subsidiaries or any other affiliates of the Company relating to the adequacy of the Loss Reserves (or any portion thereof) of the Company or any of its Subsidiaries for any period ended on or after December 31, 1996.

                          (v) Except as set forth in Section 3.1(g)(v) of the Disclosure Memorandum, from January 1, 1997 through the date of this Agreement, none of the Company's Subsidiaries have paid any dividend or made any other distribution in respect of its capital stock.

                  (h) Insurance Issued. Except (i) as set forth in Section 3.1(h) of the Disclosure Memorandum and (ii) where noncompliance would not individually or in the aggregate adversely affect the Company and its Subsidiaries taken as a whole in any material respect, with respect to all insurance issued:

                  (i) All insurance policies issued, reinsured or underwritten by the Subsidiaries of the Company are, to the extent required by applicable law, and in all material respects on forms approved by the insurance regulatory authority of the jurisdiction where issued or delivered or have been filed with and not objected to by such authority within the period prescribed for such objection, and utilize premium rates which if required to be filed with or approved by insurance regulatory authorities have been so filed or approved and the premiums charged conform thereto.

                  (ii) All insurance policy benefits payable by any Subsidiary of the Company and, to the knowledge of the Company, by any other person that is a party to or bound by any reinsurance, coinsurance or other similar agreement with any Subsidiary of the Company, have in all material respects been paid or are in the course of settlement in accordance with the terms and within the limits of the insurance policies and other contracts under which they arose, except for such benefits for which there is a reasonable basis to contest payment and which are being or have been contested by appropriate proceedings and in accordance with applicable law.

                  (iii) The Company has not received any information which would reasonably cause it to believe that the financial condition of any other party to any reinsurance, coinsurance or other similar agreement with any of its Subsidiaries is so impaired as to result in a default thereunder.

                  (iv) All advertising, promotional, sales and solicitation materials and product illustrations used by any Subsidiaries of the Company or any agent of any of its Subsidiaries have complied and are in compliance, in all material respects, with all applicable laws.

                  (v) To the knowledge of the Company, each insurance agent, at the time such agent wrote, sold or produced business for any Subsidiary of the Company since January 1, 1993 was duly licensed as an insurance agent (for the type of business written, sold or produced by such insurance agent) in the particular jurisdiction in which such agent wrote, sold or produced such business and was properly appointed by such Subsidiary. All written contracts and agreements between any such agent, on the one hand, and the Company or any of its Subsidiaries, on the other hand, are in material compliance with all applicable laws and regulations. To the knowledge of the Company and its Subsidiaries, no such agent is the subject of, or party to, any disciplinary action or proceeding under applicable law. As of the date hereof, to the Company's knowledge, the Company has not been advised that any insurance agent intends to terminate or materially change its relationship with the Company or its Subsidiaries as a result of the Merger or the contemplated operations of the Company and its Subsidiaries after the Merger is consummated.

                  (vi) Except as set forth in Section 3.1(h)(vi) of the Disclosure Memorandum, neither the Company nor any of its Subsidiaries is a party to any fronting agreement or places or sells reinsurance whether for its own account or for any reinsurance company.

                  (vii) There are (A) to the knowledge of the Company or its Subsidiaries, no claims asserted, (B) no actions, suits, investigations or proceedings by or before any court or other Governmental Entity, and
                          (C) no investigations by or on behalf of any of the Company or its Subsidiaries ((A), (B) and (C) being collectively referred to as "Actions") pending or, to the knowledge of the Company or its Subsidiaries, threatened, against or involving any of the Company or its Subsidiaries, or any of their agents that include allegations that any of the Company or its Subsidiaries or any of the agents of the Company or its Subsidiaries were in violation of or failed to comply with any law, statute, ordinance, rule, regulation, code, writ, judgement, injunction decree, determination or award applicable to the Company or its Subsidiaries in the respective jurisdictions in which their products have been sold, and, to the knowledge of the Company or the Subsidiary, no facts exist which would reasonably be expected to result in the filing or commencement of any such Action.

                  (i) Rating Agencies. Except as disclosed in Section 3.1(i) of the Disclosure Memorandum, since December 31, 1996, no rating agency has imposed conditions (financial or otherwise) on retaining any currently held rating assigned to any Subsidiary of the Company that is an insurance company or indicated to the Company that it is considering the downgrade of any rating assigned to any Subsidiary of the Company that is an insurance company. As of the date of this Agreement, each Subsidiary of the Company that is an insurance company has the A.M. Best rating set forth in Section 3.1(i) of the Disclosure Memorandum. Notwithstanding anything to the contrary, the imposition of conditions (financial or otherwise) on retaining any currently held rating assigned to any Subsidiary of the Company that is an insurance company or downgrade of any rating assigned to any subsidiary of the Company that is an insurance company primarily as a result of the transactions contemplated by this Agreement shall not be a breach of this representation and warranty.

                  (j) Absence of Certain Changes or Events. Since December 31, 1996, there has not been, occurred, or arisen any change, event (including without limitation any damage, destruction, or loss whether or not covered by insurance), condition, or state of facts of any character with respect to the business or financial condition of the Company or any of its Subsidiaries, except (i) as disclosed in Section 3.1(j) of the Disclosure Memorandum or in the Filed Company SEC Documents, (ii) the imposition of conditions (financial or otherwise) on retaining any currently held rating assigned to any Subsidiary of the Company that is an insurance company or downgrade of any rating assigned to any Subsidiary of the Company that is an insurance company primarily as a result of the transactions contemplated by this Agreement, and (iii) for events in the ordinary course of business consistent with past practice that would not, individually or in the aggregate, result in a Material Adverse Effect on the Company. Except as disclosed in Section 3.1(j) of the Disclosure Memorandum or in the Filed Company SEC Documents, since December 31, 1996, the Company and each of its Subsidiaries has operated only in the ordinary course of business consistent with past practice and (without limiting the generality of the foregoing) there has not been, occurred, or arisen:

                  (i) any declaration, setting aside, or payment of any dividend or other distribution in respect of the capital stock of the Company (other than as expressly permitted by this Agreement) or any direct or (other than any retirement of Options or Warrants contemplated pursuant to this Agreement) indirect redemption, purchase, or other acquisition by the Company of any such stock or of any interest in or right to acquire any such stock;

                  (ii) any split, combination or reclassification of any of its outstanding capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of the Company's or any of its Subsidiary's outstanding capital stock;

                  (iii) (A) any granting by the Company or any of its Subsidiaries to any director, officer or other employee of the Company or any of its Subsidiaries of any increase in compensation (including perquisites), except, with respect to employees other than Key Employees (as defined below), grants in the ordinary course of business consistent with prior practice,
                          (B) any granting by the Company or any of its Subsidiaries to any such director, officer or other employee of any increase in severance or termination pay, or (C) any entry into, modification, amendment, waiver or consent by the Company or any of its Subsidiaries with respect to any employment, severance, change of control, termination or similar agreement, arrangement or plan (oral or otherwise) with any officer, director or other employee;

                  (iv) any change in the method of accounting or policy used by the Company or any of its Subsidiaries other than as disclosed in the financial statements included in the Filed Company SEC Documents or in the Company Annual Statement or the Company Quarterly Statement most recently filed and publicly available prior to the date hereof or which were required by GAAP or SAP;

                  (v) made any material amendment to the insurance policies in force of any Subsidiary of the Company or made any change in the methodology used in the determination of the reserve liabilities of the Subsidiaries of the Company or any reserves contained in the financial statements included in the Filed Company SEC Documents or in the Company Annual Statement or the Company Quarterly Statements;

                  (vi) any termination, amendment or entrance into as ceding or assuming insurer any reinsurance, coinsurance or other similar agreement or any trust agreement or security agreement relating thereto, other than (A) facultative reinsurance contracts related to the Company's public entity business only that have been entered into in the ordinary course of business consistent with past practice, and (B) renewals for periods of one year or less on substantially the same terms, in the ordinary course of business;

                  (vii) any introduction of any insurance policy or any changes made in its customary marketing, pricing, underwriting, investing or actuarial practices and policies, except in the ordinary course of business consistent with past practice;

                  (viii) any Lien created or assumed on any of the assets or properties of the Company or any of its Subsidiaries;

                  (ix) any liability involving the borrowing of money by the Company or any of its Subsidiaries or the incurrence by the Company or any of its Subsidiaries of any deferred purchase price obligation (other than trade credit incurred in the ordinary course of business and consistent with past practice);

                  (x) any cancellation of any liability owed to the Company or any of its Subsidiaries by any other person or entity other than immaterial amounts owed by a person or entity who is not a Related Party (as defined in Section 3.1(s));

                  (xi) any write-off or write-down of, or any determination to write-off or write-down, the assets or properties (other than any statutory write-down of investment assets which is not related to a permanent impairment of value) of the Company of any of its Subsidiaries or any portion thereof;

                  (xii) any expenditure or commitment for additions to property, plant, equipment, or other tangible or intangible capital assets or properties of the Company or any of its Subsidiaries which exceeds $75,000 individually or in the aggregate;

                  (xiii) any material change in any marketing relationship between the Company or any of its Subsidiaries and any person or entity through which the Company sells insurance Contracts; or

                  (xiv) any Contract to take any of the actions prohibited in this Section 3.1(j).

                  (k) Absence of Undisclosed Liabilities. Except as reflected in
Section 3.1(k) of the Disclosure Memorandum, as of December 31, 1996, neither the Company nor any of its Subsidiaries had any liabilities, absolute, accrued, contingent or otherwise, whether due or to become due (and there was no basis for any such liability), which were not shown or provided for in the audited financial statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 1996 and which should have been so shown or provided for under generally accepted accounting principles. Since December 31, 1996, neither the Company nor any of its Subsidiaries has incurred any liabilities, absolute, accrued, contingent or otherwise, whether due or to become due (and there is no basis for such liabilities) except: (i) liabilities arising in the ordinary course of business consistent with past practice, which would not individually or in the aggregate adversely affect the Company and its Subsidiaries taken as a whole in any material respect; (ii) as specifically and individually reflected in Section 3.1(k) of the Disclosure Memorandum or Filed Company SEC Documents, or (iii) other liabilities which, individually or in the aggregate, together with those liabilities referenced in subparagraphs (i) and
(ii), would not adversely affect the Company and its Subsidiaries taken as a whole in any material respect. Except for regular periodic assessments in the ordinary course of business, no claim or assessment is pending or, to the knowledge of the Company, threatened, against the Company or any of its Subsidiaries by any state insurance guaranty association in connection with such association's fund relating to insolvent insurers.

                  (l) Litigation. Except as set forth in Section 3.1(1) of the Disclosure Memorandum and except for claims arising under insurance policies in
(i) an amount no greater than the limits set forth in such policies and/or (ii) not involving punitive, extra-contractual or extraordinary damages, (A) there is no suit, action, investigation, arbitration or proceeding pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries, at law or in equity, before any person and (B) there is no writ judgment, decree, injunction, rule or similar order of any Governmental Entity or arbitrator outstanding against the Company or any of its Subsidiaries.

                  (m) Taxes. Except as set forth in Section 3.1(m) of the Disclosure Memorandum:

                  (i) The Company and its Subsidiaries have (x) duly and timely filed (or there have been filed on their behalf) with the appropriate taxing authorities all Tax Returns required to be filed by them, and all such Tax Returns are true, correct and complete in all material respects and (y) timely paid or there have been paid on their behalf all Taxes due or claimed to be due from them by any taxing authority.

                  (ii) The Company and its Subsidiaries have complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes and have, within the time and manner prescribed by law, withheld and paid over to the proper governmental authorities all amounts required to be withheld and paid over under all applicable laws.

                  (iii) There are no liens for Taxes upon the assets or properties of the Company or any of its Subsidiaries except for statutory liens for current Taxes not yet due.

                  (iv) Neither the Company nor any of its Subsidiaries has requested any extension of time within which to file any Tax Return in respect of any taxable year which has not since been filed.

                  (v) Based upon the Company's knowledge, no federal, state, local or foreign audits or other administrative proceedings or court proceedings ("Audits") exist with regard to any Taxes or Tax Returns of the Company or any of its Subsidiaries and there has not been received any written notice that such an Audit is pending or threatened with respect to any Taxes due from or with respect to the Company or any of its Subsidiaries or any Tax Return filed by or with respect to the Company or any of its Subsidiaries.

                  (vi) Neither the Company nor any of its Subsidiaries has requested or received a ruling from any taxing authority or signed a closing or other agreement with any taxing authority which would affect any taxable period after the Closing Date.

                  (vii) The federal and state income Tax Returns of the Company and its Subsidiaries have been examined by the appropriate taxing authorities (or the applicable statute of limitations for the assessment of Taxes for such periods have expired) for all periods through December 31, 1992 and a list of all Audits commenced or completed with respect to the Company and its Subsidiaries for all taxable periods not yet closed by the statute of limitations is set forth in Section 3.1(m) of the Disclosure Memorandum.

                  (viii) All material Tax deficiencies which have been claimed, proposed or asserted in writing against the Company or any of its Subsidiaries have been fully paid or finally settled, and no issue has been raised in writing in any examination which, by application of similar principles, could be expected to result in the proposal or assertion of a material Tax deficiency for any other year not so examined.

                  (ix) Neither the Company nor any of its Subsidiaries is required to include in income any adjustment pursuant to Section 481(a) of the Code, for any period after the Closing Date, by reason of any voluntary or involuntary change in accounting method (nor has any taxing authority proposed in writing any such adjustment or change of accounting method).

                  (x) Neither the Company nor any of its Subsidiaries is a party to, is bound by, nor has any obligation under, any Tax sharing agreement, Tax indemnification agreement or similar contract or arrangement.

                  (xi) No power of attorney has been granted by or with respect to the Company or any of its Subsidiaries with respect to any matter relating to Taxes, which is currently effective.

                  (xii) Neither the Company nor any of its Subsidiaries has filed a consent pursuant to Section 341(f) of the Code (or any predecessor provision) or agreed to have
                          Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by the Company or any of its Subsidiaries.

                  (xiii) Since the date of the December 31, 1996 consolidated financial statements of the Company, neither the Company nor any of its Subsidiaries has incurred any liability for Taxes other than in the ordinary course of business.

                  (xiv)   Neither the Company nor any of its
                          Subsidiaries has or could have any liability for Taxes of any person other than itself or the Company or any of its Subsidiaries under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law).

                  (xv) Neither the Company nor any of its Subsidiaries has any intercompany items or corresponding items that have not been taken into account under Treasury Regulation Section 1.1502-13 (or any similar provision under state, local or foreign law).

                  (xvi) Neither the Company nor any of its Subsidiaries has made any tax election that would result in deferring any income or gain from a tax period ending on or before the Closing Date to a tax period ending after the Closing Date without a corresponding receipt of cash and/or property or would result in accelerating any loss or deduction from a tax period ending after the Closing Date to a tax period ending on or before the Closing Date.

                  (xvii)   Neither the Company nor any of its
                           Subsidiaries is a party to any contract, agreement or other arrangement(s) which could result in the payment of amounts that could be nondeductible by reason of Section 280G or 162(m) of the Code.

For purposes of this Agreement, (i) "Taxes" (including, with correlative meaning, the term "Tax") shall mean all taxes, charges, fees, levies, penalties or other assessments imposed by any federal, state, local or foreign taxing authority, including, but not limited to, income, gross receipts, excise, property, sales, transfer, franchise, payroll, withholding, social security and other taxes, and shall include any interest, penalties or additions attributable thereto and (ii) "Tax Return" shall mean any return, report, information return or other document (including any related or supporting information) required to be prepared with respect to Taxes.

                  (n)  Pension And Benefit Plans; ERISA.

                  (i) Section 3.1(n)(i) of the Disclosure Memorandum sets forth a complete and correct list of:

                          (A) all "employee benefit plans," as defined in Sections 3(3) and 4(b)(4) of ERISA, under which Company or any of its Subsidiaries maintains or has any obligation or liability, contingent or otherwise ("Company Benefit Plans"); and

                          (B) all employment or consulting agreements and all bonus or other incentive compensation, deferred compensation, salary continuation, severance, perquisites or other special or fringe benefit agreements (including mortgage financings and tuition reimbursements), policies or arrangements which the Company or any of its Subsidiaries maintains or has any obligation or liability (contingent or otherwise) in each case, written or oral, with respect to any current or former officer, director or employee of the Company or any of its Subsidiaries and which individually (or in the aggregate with respect to a single individual) has a cost to the Company or any of its Subsidiaries in excess of $10,000 per year (the "Company Employee Arrangements").

                  (ii) With respect to each Company Benefit Plan and Company Employee Arrangement, a complete and correct copy of each of the following documents (if applicable) has been provided or made available to Parent: (A) the most recent plan and related trust documents, and all amendments thereto; (B) the most recent summary plan description, and all related summaries of material modifications thereto; (C) the most recent Form 5500 (including schedules and attachments); (D) the most recent IRS determination letter or request therefor;
                          (E) the most recent actuarial reports (including for purposes of Financial Accounting Standards Board report no. 87, 106 and 112), if any; and (F) to the extent not provided pursuant to (A) and (B) above, all documents that set forth the terms of the Company Employee Arrangements.

                  (iii) Except as set forth in Section 3.1(n)(iii) of the Disclosure Memorandum, the Company Benefit Plans and their related trusts intended to qualify under Sections 401(a) and 501(a) of the Code, respectively, have received favorable determination letters from the Internal Revenue Service and the Company is not aware of any event or circumstance that could reasonably be expected to result in the failure of such Company Benefit Plans or their related trusts to be so qualified.

                  (iv) Except as set forth in Section 3.1(n)(iv) of the Disclosure Memorandum, all contributions or other payments required to have been made by the Company or any of its Subsidiaries to or under any Company Benefit Plan or Company Employee Arrangement by applicable law or the terms of such Company Benefit Plan or Company Employee Arrangement (or any agreement relating thereto) have been timely and properly made.

                  (v) Except as set forth in Section 3.1(n)(v) of the Disclosure Memorandum, the Company Benefit Plans and Company Employee Arrangements have been maintained and administered in all respects in accordance with their terms and applicable laws.

                  (vi) Except as disclosed in Section 3.1(n)(vi) of the Disclosure Memorandum, there are no pending or, to the knowledge of the Company, threatened actions, claims or proceedings against or relating to any Company Benefit Plan or Company Employee Arrangement other than routine benefit claims by persons entitled to benefits thereunder.

                  (vii) Except as set forth in Section 3.1(n)(vii) of the Disclosure Memorandum, neither the Company nor any of its Subsidiaries maintains or has an obligation to contribute to retiree life or retiree health plans which provide for continuing benefits or coverage for current or former officers, directors or employees of the Company or any of its Subsidiaries except
                          (A) as may be required under Part 6 of Title
                          I of ERISA and at the sole expense of the participant or the participant's beneficiary or (B) a medical expense reimbursement account plan pursuant to Section 125 of the Code.

                  (viii) Except as disclosed in Section 3.1(n)(viii) of the Disclosure Memorandum, none of the assets of any Company Benefit Plan is stock of the Company or any of its affiliates, or property leased to or jointly owned by the Company or any of its affiliates.

                  (ix) Except as disclosed in Section 3.1(n)(ix) of the Disclosure Memorandum and as otherwise provided in Sections 2.6 and 2.7, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (A) result in any payment becoming due to any employee (current, former or retired) of Company, (B) increase any benefits under any Company Benefit Plan or Company Employee Arrangement, or (C) result in the acceleration of the time of payment of, vesting of or other rights with respect to any such benefits.

                  (x) Neither the Company nor any of its Subsidiaries has any obligation (or prior obligation) to make contributions to any benefit plan described in Sections 3(37), 4063 or 4064 of ERISA.

                  (xi) Neither the Company nor any of its Subsidiaries is acting on behalf of an employee benefit plan subject to ERISA, or acting on behalf of or using (A) assets which are or which are deemed under ERISA to be assets of an employee benefit plan subject to ERISA, (B) assets of a foreign, church or governmental employee benefit plan, or (C) assets of individual retirement accounts.

                  (xii) No prohibited transaction under Section 406 of ERISA or Section 4975 of the Code has occurred with respect to a Company Benefit Plan.

                  (xiii) Each Company Benefit Plan (including, without limitation, a Company Benefit Plan covering retirees or the beneficiaries of such retirees) may be terminated or amended by the plan sponsor at any time without the consent of any person covered thereunder, and may be terminated without liability for benefits accruing after the date of such termination.

                  (xiv) The Company has no knowledge of any oral or written statement made by or on behalf of the Company or a Subsidiary regarding a Company Benefit Plan or Company Employee Arrangement that was not in accordance with the Company Benefit Plan or Company Employee Arrangement.

                  (xv) There are no trusts or other arrangements under any Company Benefit Plan which are intended to qualify as a voluntary employees' beneficiary association under
                          Section 501(c)(9) of the Code.

                  (o)  Labor Matters.

                  (i) Except as set forth in Section 3.1(o) of the Disclosure Memorandum, (A) neither the Company nor any of its Subsidiaries is a party to any labor or collective bargaining agreement and no employees of the Company or any of its Subsidiaries are represented by any labor organization; (B) within the preceding three years, there have been no representation or certification proceedings, or petitions seeking a representation proceeding, pending or, to the knowledge of the Company, threatened in writing to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority; and (C) within the preceding three years, to the knowledge of the Company, there have been no organizing activities involving the Company or any of its Subsidiaries with respect to any group of employees of the Company or any of its Subsidiaries.

                  (ii) There are no strikes, work stoppages, slowdowns, lockouts, material arbitrations or material grievances or other material labor disputes pending or threatened in writing against or involving the Company or any of its Subsidiaries. There are no unfair labor practice charges, grievances or complaints pending or, to the knowledge of the Company, threatened in writing by or on behalf of any employee or group of employees of the Company or any of its Subsidiaries.

                  (iii) Except as set forth in Section 3.1(o) of the Disclosure Memorandum, there are no complaints, charges or claims against the Company or any of its Subsidiaries pending or, to the knowledge of the Company, threatened to be brought or filed with any governmental authority, arbitrator or court based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment of any individual by the Company or any of its Subsidiaries.

                  (iv) The Company and each of its Subsidiaries is in compliance with all laws, regulations and orders relating to the employment of labor, including all such laws, regulations and orders relating to wages, hours, Worker Adjustment Retraining and Notification Act of 1988, as amended ("WARN Act"), collective bargaining, discrimination, civil rights, safety and health, workers' compensation and the collection and payment of withholding and/or social security taxes and any similar tax, except where non compliance would not individually or in the aggregate adversely affect the Company and its Subsidiaries taken as a whole in any material respect.

                  (v) Since December 31, 1993, there has been no "mass layoff" or "plant closing" (as deemed by the WARN Act) with respect to the Company or any of its Subsidiaries.

                  (p)  Environmental Matters.

                  (i)     For purposes of this Agreement:

                          (A) "Environmental Law" means any applicable law regulating or prohibiting Releases of Hazardous Materials into any part of the natural environment, or pertaining to the protection of natural resources, the environment, and public and employee health and safety from Hazardous Materials including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act ("CERCLA") (42 U.S.C. _ 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. _ 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. _ 6901 et seq.), the Clean Water Act (33 U.S.C. _ 1251 et seq.), the Clean Air Act (33 U.S.C. _ 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. _ 7401 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. _ 136 et seq.), and the Occupational Safety and Health Act (29 U.S.C. _ 651 et seq.) ("OSHA") (to the extent OSHA regulates occupational exposure to Hazardous Materials) and the regulations promulgated pursuant thereto, and any such applicable state or local statutes, and the regulations promulgated pursuant thereto, as such laws have been and may be amended or supplemented through the Closing Date;

                          (B) "Hazardous Material" means any substance, material or waste which is regulated as hazardous or toxic by any public or governmental authority in the jurisdictions in which the applicable party or its Subsidiaries conducts business, or the United States, including, without limitation, any material or substance which is defined as a "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste" or "restricted hazardous waste," "contaminant," "toxic waste" or "toxic substance" under any provision of Environmental Law and shall also include, without limitation, petroleum, petroleum products, asbestos, polychlorinated biphenyls and radioactive materials;

                          (C) "Release" means any release, spill, effluence, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching, or migration of Hazardous Material into the environment; and

                          (D) "Remedial Action" means all actions, including, without limitation, those involving any capital expenditures, required by a governmental entity or required under any Environmental Law, or voluntarily undertaken to (w) clean up, remove, treat, or in any other way mitigate the adverse effects of any Hazardous Materials Released in the environment; (x) prevent the Release or threat of Release, or minimize the further Release of any Hazardous Material so it does not endanger or threaten to endanger the public health or welfare or the environment; (y) perform preremedial studies and investigations or postremedial monitoring and care pertaining or relating to a Release or threat of Release; or (z) bring the applicable party into compliance with any Environmental Law.

                  (ii) Except as set forth in Section 3.1(p) of the Disclosure Memorandum:

                          (A) The operations of the Company and each of its Subsidiaries have been and, as of the Closing Date, will be, in compliance with all Environmental Laws, except for such noncompliance which would not individually or in the aggregate adversely affect the Company and its Subsidiaries taken as a whole in any material respect;

                          (B) The Company and each of its Subsidiaries have obtained and will, as of the Closing Date, maintain all permits required under applicable Environmental Laws for the continued operations of their respective businesses, except where the failure to so obtain or maintain would not individually or in the aggregate adversely affect the Company and its Subsidiaries taken as a whole in any material respect;

                          (C) Neither the Company nor any of its Subsidiaries is subject to any outstanding orders from, or agreements with, any Governmental Entity or other person respecting (x) Environmental Laws, (y) Remedial Action or (z) any Release or threatened Release of a Hazardous Material;

                          (D) Neither the Company nor any of its Subsidiaries has received any written communication alleging, with respect to any such party, the violation of or potential liability under any Environmental Law;

                          (E) Neither the Company nor any of its Subsidiaries has contingent liability in connection with the Release of any Hazardous Material into the environment (whether on-site or off-site);

                          (F) Neither the operations of the Company nor any of its Subsidiaries involve the generation, transportation, treatment, storage or disposal of hazardous waste as defined and regulated under 40 C.F.R. Parts 260-270 (in effect as of the date of this Agreement) or any state equivalent;

                          (G) There is not now, nor, to the knowledge of the Company, has there been in the past, on or in any property of the Company or any of its Subsidiaries any of the following: (w) any underground storage tanks;
                          (x) surface impoundments; (y) any polychlorinated biphenyls; or (z) any asbestos-containing materials;

                          (H) No judicial or administrative proceedings or governmental investigations are pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries alleging the violation of or seeking to impose liability pursuant to any Environmental Law;

                          (I) The Company has made available to Parent copies of all environmental investigations, studies, audits, tests, reviews and other analyses, including soil and/or groundwater analyses, conducted by or on behalf of, or that are in the possession, custody or control of the Company or any of its Subsidiaries, in relation to any site or facility owned, operated, leased or used, at any time, by the Company or any of its Subsidiaries or any of their respective predecessors;

                          (J) Neither the Company nor any of its Subsidiaries has caused or suffered to occur any Release at, under, above or within any real property, owned, operated, used or leased by the Company or any of its Subsidiaries;

                          (K) No environmental approvals, clearances or consents are required under applicable law from any governmental entity or authority in order to consummate the transactions contemplated herein; and

                          (L) Neither the Company nor any of its Subsidiaries has any fixed or contingent liability in connection with environmental conditions at or associated with any vessel or facility in which the Company or any of its Subsidiaries owns or previously owned or holds or previously held a mortgage or other security interest, and neither the Company nor any of its Subsidiaries has participated in the management of any such vessel or facility.

                  (iii)   This Section 3.1(p) sets forth the sole
                          representations and warranties of the Company with respect to Environmental Laws.

                  (q)  Property and Assets.

                  (i) Section 3.1(q)(i) of the Disclosure Memorandum sets forth all of the real property owned in fee by the Company and its Subsidiaries. The Company or its Subsidiaries have good and marketable title to each parcel of real property owned by them free and clear of all Liens, except (A) those reflected or reserved against in the consolidated balance sheet of the Company dated as of December 31, 1996, (B) taxes and general and special assessments not in default and payable without penalty and interest for which reasonable reserves have been established, (C) mechanics and similar statutory liens arising or incurred in the ordinary course of business for amounts that are not delinquent, (D) any zoning, building, and land use regulation imposed by any Governmental Entity, and (E) any covenant, restriction, or easement expressly set forth in the title documents governing such real property filed with the appropriate Governmental Entity. There are no (A) zoning, building or land use regulations imposed by any Governmental Entities or (B) any covenant, restriction or easement filed and expressly set forth in the title documents governing such real property which in any case materially interfere with the current and intended use of such property or materially impair the value of such property as reflected on the books of the Company.

                  (ii) Each lease, sublease or other agreement (collectively, the "Real Property Leases") under which the Company or any of its Subsidiaries uses or occupies or has the right to use or occupy, now or in the future, any real property is valid, binding and in full force and effect, all rent and other sums and charges payable by the Company or any of its Subsidiaries as a tenant thereunder are current, and no termination event or condition or uncured default of a material nature on the part of the Company or any of its Subsidiaries or, to the Company's knowledge, the landlord, exists under any Real Property Lease. The Company and its Subsidiaries have a good and valid leasehold interest in each parcel of real property leased by them free and clear of all Liens, except those reflected or reserved against in the consolidated balance sheet of the Company dated as of December 31, 1996.

                  (iii) Section 3.1(q)(iii) of the Disclosure Memorandum contains a list of all purchases or acquisitions, sales or dispositions of all investment assets of the Company and its Subsidiaries since December 31, 1996 and prior to the date of this Agreement. The Company and its Subsidiaries have good and marketable title to such investment assets owned by them free and clear of all Liens.

                  (iv) Except as set forth in Section 3.1(q)(iv) of the Disclosure Memorandum, the Company and its Subsidiaries own good and indefeasible title to, or have a valid leasehold interest in or a valid right under contract to use, all tangible personal property that is used in the conduct of their business, free and clear of any Liens, except for any mechanics or similar statutory liens arising in the ordinary course of business. All such tangible personal property is in good operating condition and repair (normal wear and tear) and is suitable for its current uses.

                  (v) Except as set forth in Section 3.1(q)(v) of the Disclosure Memorandum, the Company and its Subsidiaries own or have a right to use each trademark, trade name, patent, service mark, brand mark, brand name, database, copyright and other intellectual property owned or used in connection with the operation of the business of the Company and its Subsidiaries, including any registrations thereof, and each license or other contract relating thereto (collectively, the "Company Intangible Property"), free and clear of any and all Liens. Section 3.1(q)(v) of the Disclosure Memorandum sets forth a complete list of the Company Intangible Property. The use of the Company Intangible Property by the Company and its Subsidiaries does not conflict with, infringe upon, violate or interfere with or constitute an appropriation of any right, title, interest or goodwill, including, without limitation, any intellectual property right, trademark, trade name, patent, service mark, brand mark, brand name, databas or copyright of any other person. Except as set forth in Section 3.1(q)(v) of the Disclosure Memorandum, the Company and its Subsidiaries own or have valid and enforceable licenses or other rights to use, free and clear of any and all Liens, all software used in connection with the operation of the business of the Company and its Subsidiaries, the use of such software by the Company and its Subsidiaries does not infringe on or otherwise violate the rights of any person, and, to the knowledge of the Company, no person is challenging, infringing on or otherwise violating the right of the Company or any Subsidiary with respect to any such software used by the Company and its Subsidiaries.

                  (vi) The Company and its Subsidiaries own or have the rights to use all assets required for the conduct of the business of the Company and its Subsidiaries as it is now conducted.

                  (r) Material Contracts. Section 3.1(r) of the Disclosure Memorandum contains a true and complete list of each of the following Contracts in effect as of the date of this Agreement (true and complete copies of which have been made available to Parent) to which the Company or any of its Subsidiaries is a party or by which any of their respective assets or properties is or may be bound (each of which is a "Company Material Contract"):

                  (i) all employment, agency (other than insurance agency), consultation, or representation Contracts or other Contracts of any type (including without limitation loans or advances) with any present officer, director, Key Employee (as defined below), agent (other than an insurance agent), consultant, or other similar representative of the Company or any of its Subsidiaries (or former officer, director, Key Employee, agent (other than an insurance agent), consultant or similar representative of the Company or any of its Subsidiaries if there exists any present or future liability with respect to such Contract);

                  (ii) a specimen form insurance agent Contract (the "Producer Agreements") and any insurance agent Contract having terms different in any material respect than the terms contained in the specimen form agent Contract;

                  (iii) all Contracts with any person or entity containing any any provision or covenant (A) limiting the ability of the Company to (x) sell any products or services,
                          (y) engage in any line of business, or (z) compete with or obtain products or services from any person or entity or (B) limiting the ability of any person or entity to compete with or to provide products or services to the Company;

                  (iv) all Contracts relating to the borrowing of money by the Company, relating to the deferred purchase price for property or services, or relating to the direct or indirect guarantee by the Company or any of its Subsidiaries of any liability;

                  (v) all Contracts (other than Contracts of insurance or reinsurance entered into in the ordinary course of business) pursuant to wh or any of its Subsidiaries has agreed to indemnify or hold harmless any person or entity (other than indemnifications or hold harmless covenants in the ordinary course of business and consistent with past practice);

                  (vi) all leases or subleases of real property used in the business, operations, or affairs of the Company or any of its Subsidiaries;

                  (vii) all Contracts or arrangements (including without limitation those relating to allocations of expenses, personnel, services, or facilities) between the Company and any of its Subsidiaries or among the Subsidiaries of the Company;

                  (viii) all leases of automobiles used in the business, operations, or affairs of the Company or any of its Subsidiaries;

                  (ix) all reinsurance (whether as assuming or ceding insurer or otherwise), coinsurance or other similar Contracts;

                  (x) all other Contracts (other than insurance Contracts issued, reinsured, or underwritten by the Company) that involve the payment or potential payment, pursuant to the terms of such Contracts, by or to the Company of more than $75,000 or that are otherwise material to the business or condition of the Company; and

                  (xi) any commitments or other obligations to enter into any of the foregoing.

Each Contract disclosed or required to be disclosed in Section 3.1(r) of the Disclosure Memorandum is in full force and effect and constitutes a legal, valid and binding obligation of the Company or any of its Subsidiaries to the extent any such entity is a party thereto and, to the knowledge of Company, each other party thereto. Neither the Company nor any of its Subsidiaries has received from any other party to such Contract any written notice of termination or intention to terminate or not to honor the terms of such Contract, or to the knowledge of the Company, any oral notice of termination or intention to terminate or not to honor the terms of such Contract. Except as set forth in Section 3.1(r) of the Disclosure Memorandum, neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any other party to such Contract is in violation or breach of or default under any such Contract (or with or without notice or lapse of time or both, would be in violation or breach of or default under any such Contract), which violations, breach or default would individually or in the aggregate adversely affect the Company and its Subsidiaries taken as a whole in any material respect. As used in this Agreement, the word "Contract" shall mean any agreement, arrangement, undertaking, lease, sublease, license, sublicense, promissory note, evidence of indebtedness or other binding contract, in each case, whether or not reduced to writing. As used in this Agreement "Key Employee" shall mean employees of the Company or Parent, as the case may be, having a salary of $90,000 or more per year.

                  (s) Related Party Transactions. Except as set forth in Section 3.1(s) of the Disclosure Memorandum, no director, officer, Key Employee, "affiliate" or "associate" (as such terms are defined in Rule 12b-2 under the Exchange Act) of the Company (each a "Related Party") (i) has borrowed any monies from or has outstanding any indebtedness, liabilities or other similar obligations to the Company or any of its Subsidiaries; (ii) owns any direct or indirect interest of any kind in, or is a director, officer, employee, partner, affiliate or associate of, or consultant or lender to, or borrower from, or has the right to participate in the management, operations or profits of, any person or entity which is (A) a competitor, supplier, customer, distributor, lessor, tenant, creditor or debtor of the Company or any of its Subsidiaries, (B) engaged in a business related to the business of the Company or any of its Subsidiaries, or (C) participating in any transaction to which the Company or any of its Subsidiaries is a party; or (iii) is otherwise a party to any contract, arrangement or understanding with the Company or any of its Subsidiaries.

                  (t) Prepayment of Credit Facilities. The Loan Agreement, dated July 30, 1996, among the Company, Dresdner Bank AG, New York Branch, as Agent, and the lenders party thereto and the Loan Agreement, dated July 30, 1996 and amended as of February 14, 1997, among Westchester Premium Acceptance Corporation, Dresdner Bank AG, New York Branch, as Agent, and the lenders party thereto (collectively referred to herein as the "Company Credit Facilities") are prepayable without the payment of any premium or penalties.

                  (u) Liens. Except as set forth in Section 3.1(u) of the Disclosure Memorandum, neither the Company nor any of its Subsidiaries has granted, created, or suffered to exist with respect to any of its assets, any mortgage, pledge, charge, hypothecation, collateral assignment, lien (statutory or otherwise), encumbrance or security agreement of any kind or nature whatsoever (collectively, the "Liens").

                  (v) Operations Insurance. Section 3.1(v) of the Disclosure Memorandum contains a true and complete list and description of all liability, property, workers compensation, directors and officers liability, and other similar insurance policies or agreements that insure the business, operations, or affairs of the Company and its Subsidiaries or affect or relate to the ownership, use, or operations of any of the assets or properties of the Company and its Subsidiaries. Excluding insurance policies that have expired and been replaced in the ordinary course of business, no insurance policy has been canceled within the last year except as disclosed in Section 3.1(v) of the Disclosure Memorandum, and, to the knowledge of the Company or its Subsidiaries, no threat has been made to cancel any insurance policy of any of the Company or its Subsidiaries during such period. Except as disclosed in Section 3.1(v) of the Disclosure Memorandum, all such insurance will remain in full force and effect with respect to periods before the Closing without the payment of additional premiums. No event has occurred, including, without limitation, the failure by any of the Company or its Subsidiaries to give any notice or information or any of the Company or its Subsidiaries giving any inaccurate or erroneous notice or information, which limits or impairs the rights of such Company or Subsidiary under any such insurance policies.

                  (w) Opinion of Financial Advisor. The Company has received the opinion of Furman Selz LLC (the "Financial Advisor") dated August 7, 1997 (the "FS Opinion"), to the effect that, as of the date thereof, the Merger Consideration to be received by the holders of Company Common Stock in the Merger is fair from a financial point of view to such holders. A signed, true and complete copy of the FS Opinion has been delivered to Parent, and the FS Opinion has not been withdrawn or modified. True and complete copies of all agreements and understandings between the Company or any of its affiliates and the Financial Advisor relating to the transactions contemplated by this Agreement are attached hereto as Section 3.1(w) of the Disclosure Memorandum.

                  (x) Board Recommendation. The Board of Directors of the Company, at a meeting duly called and held, has by the unanimous vote of those directors present (who constituted all of the directors then in office) (i) determined that this Agreement and the transactions contemplated hereby are fair to and in the best interests of the shareholders of the Company and has approved the same, (ii) resolved to recommend, subject to the board's fiduciary duties, that the holders of the shares of Company Common Stock approve this Agreement and the transactions contemplated herein, and (iii) resolved to call a special meeting of the shareholders of the Company to approve the Merger.

                  (y) Vote Required. The affirmative vote of the holders of two-thirds of the outstanding shares of Company Common Stock is the only vote of the holders of any class or series of the Company's capital stock necessary (under applicable law or otherwise) to approve the Merger and the transactions contemplated hereby.

                  (z) Brokers. The Company represents, as to itself and its affiliates, that no agent, broker, investment broker, financial advisor or other firm or person is or will be entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement, except for E. B. Lyon, III and/or Stonegate Securities Inc. (in either case, pursuant to the letter agreement with the Company dated May 13, 1997) and the Financial Advisor, whose fees and expenses shall be paid by the Company in accordance with the Company's agreements with such individual and/or firm(s) (copies of which have been delivered by the Company to USF&G prior to the date of this Agreement).

                  (aa) Bank Accounts. Section 3.1(aa) of the Disclosure Memorandum contains (i) a true and complete list of the names and locations of all banks, trust companies, securities brokers, and other financial institutions at which the Company and each of its Subsidiaries has an account or safe deposit box or maintains a banking, custodial, trading, trust, or other similar relationship, (ii) a true and complete list and description of each such account, box, and relationship, and (iii) a list of all signatories for each such account and box.

                  (bb) Premium Balances Receivable. The premium balances receivable of the Company and its Subsidiaries as reflected in the Company's financial statements for the quarter ended March 31, 1997, to the extent uncollected on the date hereof, and the premium balances receivable reflected on the books of the Company and its Subsidiaries as of the date hereof, are valid and existing and represent monies due, and the Company and its Subsidiaries have made reserves reasonably considered adequate for receivables not collectible in the ordinary course of business, and (subject to the aforesaid reserves) are subject to no refunds or other adjustments and to no defenses, rights of setoff, assignments, restrictions, encumbrances or conditions enforceable by third parties or affecting any material amount thereof.

                  (cc) Investment Portfolio and Other Assets. The Company and its Subsidiaries own an investment portfolio acquired in the ordinary course of business, and a true and complete list of the securities and other investments in such investment portfolio, as of June 23, 1997 with respect to mortgage loans and May 30, 1997 with respect to debt and equity securities and other investments, with true and correct information included thereon as to the cost of each such investment and the market value thereof as of such date, is listed in Section 3.1(cc) of the Disclosure Memorandum. Except as otherwise set forth in Section 3.1(cc) of the Disclosure Memorandum, (i) none of the investments included in such investment portfolio is in default in the payment of principal or interest or dividends or impaired to any extent, (ii) all investments included in such investment portfolio comply (x) with all insurance laws and regulations of each of the states to which the Company and its Subsidiaries is subject relating thereto and (y) with all federal and state securities laws, and
(iii) such investments constitute all of the investments or holdings (including loans to agencies) of the Company and its Subsidiaries other than any disclosed in Sections 3.1(c), 3.1(q)(i) or 3.1(q)(iii) of the Disclosure Memorandum

                  (dd) Questionable Payments. To the knowledge of the Company, neither the Company nor any of its Subsidiaries nor any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any Subsidiary has used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, or made any direct or indirect unlawful payments to government officials or employees or agents from corporate funds, or established or maintained any unlawful or unrecorded funds.

                  (ee) Reinsurance Agreements. Section 3.1(ee) of the Disclosure Memorandum is a true and complete list of all reinsurance treaties and contracts applicable to the Company (whether as ceding insurer or assuming reinsurer) or the Subsidiaries (individually, a "Reinsurance Agreement" and collectively, the "Reinsurance Agreements"), copies of which have been delivered or made available to Parent. Each of the Reinsurance Agreements is valid and binding in all material respects in accordance with its terms and is in full force and effect. None of the Reinsurance Agreements will terminate because of a change in control of the Company or any of the Subsidiaries. No other party to any Reinsurance Agreement has given notice to the Company or any of its Subsidiaries that intends to terminate or cancel any such Reinsurance Agreement as a result of the Merger or the contemplated operations of the Company or its Subsidiaries after the Merger is consummated, which termination or change would have a Material Adverse Effect on the Company. Any Subsidiary of the Company that has ceded reinsurance pursuant to any such Reinsurance Agreement is entitled to take full credit in its financial statements for all amounts recoverable (net of any reserve for collectibility under such Reinsurance Agreement) with such credit accounted for (i) pursuant to SAP, as a reduction of such Company's loss reserves, and (ii) pursuant to GAAP, as a reinsurance recoverable asset.

                  (ff) Quick-Sure Auto Agency, Inc. Quick-Sure Auto Agency, Inc. ("Quick-Sure") is a Texas corporation owned 99% by Mark E. Watson, Jr. ("Watson") and 1% by Dennis Walsh ("Walsh"). There are outstanding (i) no shares of capital stock of Quick-Sure other than those shares held by Watson and Walsh;
(ii) no securities of Quick-Sure convertible into or exchangeable for shares of capital stock of Quick-Sure or any other voting securities of Quick Sure; and
(iii) no stock awards, options, warrants, calls, rights (including stock purchase or preemptive rights) commitments or agreements to which Quick-Sure is bound, in any case obligating Quick-Sure to issue, deliver, sell, purchase, redeem or acquire or cause to be issued, delivered, sold, purchased, redeemed or acquired, additional shares of its capital stock, any other voting securities or securities convertible into or exchangeable or exercisable for voting securities of Quick-Sure, or obligating Quick-Sure to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. Quick-Sure has appointed under a Local Recording Agent Agreement (the "LRA Agreement") with Titan Insurance Services, Inc. ("TIS"), a subsidiary of Whitehall Insurance Agency of Texas, Inc. (a wholly owned subsidiary of the Company), to write insurance on behalf of TIS, and a true and correct copy of the LRA Agreement, including any amendments thereto, has been provided to the Parent. The LRA Agreement is terminable by TIS at any time in its sole discretion without any further liability or obligation to Quick-Sure. Except as set forth in Section 3.1(hh) of the Disclosure Memorandum, Quick-Sure does not engage in any business other than the writing of insurance policies on behalf of TIS and is not obligated by any material agreement or other obligation. TIS has an exclusive right to any renewals of policies written by Quick-Sure, and nothing in any producer agreement or other agreement to which Quick-Sure, the Company or any of the Company's Subsidiaries is a party provides to the contrary. The insurance written by Quick-Sure is placed with Home State County Mutual Insurance ("Home State") pursuant to a Managing General Agent Agreement between Home State and TIS (the "MGA Agreement"), and a true and correct copy of the MGA Agreement, including any amendments thereto, has been provided to the Parent. All operations of Quick-Sure have been conducted in accordance with the terms of the LRA Agreement and the MGA Agreement. All arrangements between Home State, Quick-Sure, and the Company and/or any of its Subsidiaries are in compliance with all applicable laws and have received all necessary consents, approvals and authorizations from any required regulatory authorities or third parties.

                  (gg) Tri-West of New Mexico, LLC, a New Mexico limited liability company, Tri-West of Indianapolis, LLC, an Indiana limited liability company, and Tri-West of Florida, LLC, a Florida limited liability company (collectively, the "Tri-West Agencies") are each owned one-third by each of E.B. Lyon, III, Michael J. Claypool and Michael J. Bodayle. There are outstanding (i) no membership or other equity or voting interests of Tri-West Holdings, LLC ("Tri-West") or any Tri-West Agency, other than as set forth above; (ii) no securities of Tri-West Holdings or any Tri-West Agency convertible into or exchangeable for membership or other equity or voting interests; and (iii) no stock awards, options, warrants, calls, rights (including stock purchase or preemptive rights), commitments or agreements to which Tri-West Holdings or any Tri-West Agency is bound, in any case obligating Tri-West Holdings or any Tri-West Agency to issue, deliver, sell, purchase, redeem or acquire or cause to be issued, delivered, sold, purchased, redeemed or acquired additional membership or other equity or voting interests or securities convertible into or exchangeable or exercisable for membership, equity or other voting interests of Tri-West Holdings or any Tri-West Agency, or obligating Tri-West Holdings or any Tri-West Agency to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. Each of the Tri-West Agencies has entered into a producer agreement with Titan Indemnity Company ("Indemnity") in the form set forth in Section 3.1(gg) of the Disclosure Memorandum. Tri-West of New Mexico, LLC has entered into a Direct Response Center Agreement dated November 30, 1996 (together with the producer agreements referenced in the immediately preceding sentence, the "Tri-West Agreements"). To the knowledge of the Company, none of the Tri-West Agencies engage in any business other than the writing of insurance policies on behalf of Indemnity and none of the Tri-West Agencies is obligated by any material agreement or other obligation other than employment agreements entered into in connection with the acquisition of such Tri-West agency. Each of the Tri-West Agencies has an exclusive right to any renewals of policies written by such Tri-West Agency, and, to the knowledge of the Company, nothing in any producer agreement nor other agreement to which Tri-West Holdings or any Tri-West Agency is a party provides to the contrary. To the knowledge of the Company, all operations of the Tri-West Agencies have been conducted in accordance with the terms of the Tri-West Agreements. All arrangements between Tri-West Holdings or any Tri-West Agency, on the one hand, and the Company and/or any of its Subsidiaries, on the other hand, are in compliance with all applicable laws and have received all necessary consents, approvals and authorizations from any required regulatory authorities or third parties.

         3.2 Representations and Warranties of Parent and USF&G. Except as disclosed in (i) Parent's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, (ii) Parent's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1997 (collectively such Form 10-K and Form 10-Q, the "Parent SEC Reports"), or (iii) the Disclosure Memorandum delivered at or prior to the date of this Agreement (it being understood that each section of the Disclosure Memorandum shall list all items applicable to such section, although the inadvertent omission of an item from one section shall not be a breach of this Agreement if such item and an explanation of the nature of such item is clearly disclosed in another section of the Disclosure Memorandum), Parent and USF&G represent and warrant to the Company as follows:

                  (a) Organization, Standing and Power. Each of Parent and USF&G is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted and is duly qualified or licensed to do business as a foreign corporation and in good standing to conduct business in each jurisdiction in which the business it is conducting, or the operation, ownership or leasing of its properties, makes such qualification or license necessary, other than such jurisdictions where the failure so to qualify or become so licensed would not, individually or in the aggregate, adversely affect Parent and its Subsidiaries taken as a whole in any material respect. Parent has heretofore made available to the Company complete and correct copies of its Articles of Incorporation, as currently in effect as of the date of this Agreement (the "Parent Articles of Incorporation"), and its Bylaws, as currently in effect as of the date of this Agreement (the "Parent Bylaws").

                  (b) Capital Structure. As of June 30, 1997, the authorized capital stock of Parent consists of 240,000,000 shares of Parent Common Stock and 12,000,000 shares of Preferred Stock, $50.00 par value. As of the close of business on June 30, 1997, there were 110,691,498 shares of Parent Common Stock validly issued and outstanding (all of which are fully paid and nonassessable). As of such date, except for (i) options to purchase or other obligations to issue 11,531,342 shares of Parent Common Stock, (ii) $175,653,000 principal amount at maturity of Zero Coupon Convertible Subordinated Notes due March 3, 2009 issued by Parent, and (iii) the Preferred Share Purchase Rights issued pursuant to the Amended and Restated Rights Agreement dated March 11, 1997, between Parent and The Bank of New York ("Parent Rights"), there are no options, warrants, calls or other rights, agreements or commitments presently outstanding obligating Parent to issue, deliver or sell shares of its capital stock, or obligating Parent to grant, extend or enter into any such option, warrant, call or other such right, agreement or commitment. Parent has not issued any securities in violation of any preemptive or similar rights.

                  (c) As of June 30, 1997, the authorized capital stock of USF&G consists of 40,000,000 shares of USF&G Common Stock, 28,231,715 shares of which are validly issued and outstanding, fully paid and nonassessable, and 4,000,000 shares of Preference Stock, par value $50.00 per share, none of which are issued and outstanding. USF&G has not issued any securities in violation of any preemptive or similar rights, and there are no options, warrants, calls, rights or other securities, agreements or commitments of any character obligating USF&G to issue capital stock.

                  (d)  Authority; No Violations; Consents and Approvals.

                  (i) Parent and USF&G have all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and USF&G. This Agreement has been duly executed and delivered by Parent and USF&G and assuming that this Agreement constitutes the valid and binding agreement of the Company, constitutes a valid and binding obligation of Parent and USF&G enforceable in accordance with its terms and conditions except that the enforcement hereof may be limited by (A) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and
                          (B) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (c) any ruling or action of any Governmental Entity as set forth in Section 3.2(d)(iii).

                  (ii) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by Parent and USF&G will not result in a violation pursuant to (A) any provision of the Parent Articles of Incorporation or Parent Bylaws or the comparable documents of any of its Subsidiaries or (B) except as to which requisite waivers or consents have been obtained as specifically identified in Section 3.2(d) of the Disclosure Memorandum and assuming the consents, approvals, authorizations or permits and filings or notifications referred to in paragraph
                          (iii) of this Section 3.2(d) are duly and timely obtained or made, any loan or credit agreement, note, mortgage, deed of trust, indenture, lease, or any other agreement, obligation, instrument, concession or license or any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent, USF&G or any of their respective properties or assets, except for such Violations which would not, individually or in the aggregate, adversely affect Parent and its Subsidiaries taken as a whole in any material respect.

                  (iii) No consent, approval, order or authorization of, or registration, declaration or filing with, notice to, or permit from a Governmental Entity is required by or with respect to Parent or USF&G or any of their respective Subsidiaries in connection with the execution and delivery of this Agreement by Parent or USF&G or the consummation by Parent or USF&G of the transactions contemplated hereby, except for:
                          (A) any actions, consents, approvals, filings and/or notices that may be required under the insurance laws and regulations of the jurisdictions in which the Subsidiaries of Parent that are insurance companies are domiciled or licensed, each of which is listed in Section 3.2(d)(iii) of the Disclosure Memorandum; (B) the filing of a pre-merger notification and report form by Parent under the HSR Act, and the expiration or termination of the applicable waiting period thereunder; (C) the filing with the SEC of (x) the Proxy Statement, (y) the Form
                          S-4, and (z) such reports under and such other compliance with the Exchange Act and the rules and regulations thereunder as may be required in connection with this Agreement and the transactions contemplated hereby; (D) the filing of the Articles of Merger with the Secretary of State of the State of Texas and the Maryland State Department of Assessments and Taxation; and (E) such filings and approvals as may be required by any applicable state securities, "blue sky" or takeover laws.

                  (e) Government Filings. Parent has made available to the Company a true and complete copy of each report, schedule and definitive proxy statement filed by Parent with the SEC pursuant to the Exchange Act and the Rules and Regulations promulgated thereunder since December 31, 1994 and prior to the date of this Agreement other than reports on Form 11-K relating to employee benefit plans, which are all the documents (other than preliminary material) that Parent was required to file with the SEC under the Exchange Act since such date. As of their respective dates, the Parent SEC Reports complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to such Parent SEC Reports, and none of the Parent SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of Parent included in the Parent SEC Reports comply as to form in all material respects with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Rule 10-01 of Regulation S-X of the SEC) and fairly present in accordance with applicable requirements of GAAP the consolidated financial position of Parent and its consolidated subsidiaries as of the dates therein and the consolidated results of their operations and cash flows for the periods presented therein (subject, in the case of unaudited interim financial statements, to normal recurring adjustments none of which are material). Section 3.2(e) of the Disclosure Memorandum lists with respect to the Parent Common Stock for the period since December 31, 1996 and prior to the date of this Agreement each: (i) Schedule 13D filed with the SEC and (ii) application for change in control filed under the insurance holding company laws of any state or other jurisdiction.

                  (f) Information Supplied. None of the information supplied or to be supplied by Parent (including information concerning USF&G) for inclusion or incorporation by reference in (i) the Form S-4 will, at the time the Form S-4 is filed with the SEC, and at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, and (ii) the Proxy Statement will, on the date it is first mailed to the holders of Company Common Stock or at the time of the Shareholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Form S-4 will, as of its effective date, and the prospectus contained therein will, as of its date, comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations promulgated thereunder, except that no representation is made by Parent with respect to statements made or incorporated by reference therein based on information supplied in writing by the Company specifically for inclusion therein. If, at any time prior to the Shareholders' Meeting, any event with respect to Parent, or with respect to other information supplied by Parent for inclusion in the Proxy Statement, shall occur which is required to be described in an amendment of, or a supplement to, any of such documents, such event shall be so described, and such amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the shareholders of Parent.

                  (g)  Compliance with Applicable Laws.

                  (i) Except as disclosed in Section 3.2(g)(i) of the Disclosure Memorandum, the business of Parent and each of its Subsidiaries is being conducted in compliance in all material respects with all applicable laws, including, without limitation, all insurance laws, ordinances, rules and regulations, decrees and orders of any Governmental Entity, and all notices, reports, documents and other information required to be filed thereunder within the last three years were properly filed and were in compliance in all respects with such laws.

                  (ii) Other Licenses. Parent and each of its Subsidiaries owns or validly holds all licenses, franchises, permits, approvals, authorizations, exemptions, classifications, registrations, rights and similar documents which are necessary for it to own, lease or operate its properties and assets and to conduct its business as now conducted, except for such licenses the failure to hold which would not individually or in the aggregate adversely affect Parent and its Subsidiaries taken as a whole in any material respect. The business of Parent and each of its Subsidiaries has been and is being conducted in compliance in all material respects with all such licenses. All such licenses are in full force and effect, and there is no proceeding or investigation pending or, to the knowledge of Parent, threatened which would reasonably be expected to lead to the revocation, amendment, failure to renew, limitation, suspension or restriction of any such license.

                  (h) Absence of Undisclosed Liabilities. Since December 31, 1996, neither Parent nor any of its Subsidiaries has incurred any liabilities, except: (i) liabilities arising in the ordinary course of business consistent with past practice, which individually or in the aggregate would not adversely affect Parent and its Subsidiaries taken as a whole in any material respect;
(ii) as specifically and individually reflected in Section 3.2(h) of the Disclosure Memorandum or Parent SEC Reports; or (iii) other liabilities, which, individually or in the aggregate, together with those liabilities referenced in subparagraphs (i) and (ii), would not adversely affect Parent and its Subsidiaries taken as a whole in any material respect.

                  (i) Litigation. Except as set forth on Section 3.2(i) of the Disclosure Memorandum and except for claims arising in the ordinary course of business, (A) there is no suit, action, investigation, arbitration or proceeding pending or, to the knowledge of Parent, threatened against or affecting Parent or any of its Subsidiaries, at law or in equity, before any person and (B) there is no writ judgment, decree, injunction, rule or similar order of any Governmental Entity or arbitrator outstanding against Parent or any of its Subsidiaries, which, individually or in the aggregate, would adversely affect Parent and its Subsidiaries taken as a whole in any material respect.

                  (j) Absence of Certain Changes or Events. Except as disclosed in the Parent SEC Reports, since March 31, 1997, there has not been (i) any transaction, commitment, dispute or other event or condition of any character (whether or not in the ordinary course of business) which would, individually or in the aggregate, have a Material Adverse Effect on Parent; or (ii) any damage, destruction or loss, whether or not covered by insurance, which, insofar as reasonably can be foreseen, in the future would, individually or in the aggregate, have a Material Adverse Effect on Parent.

                  (k) Board Recommendation. The Board of Directors of Parent and USF&G, at a meeting duly called and held or by unanimous written consent, has by the requisite vote of directors determined that this Agreement and the transactions contemplated hereby are fair to and in the best interests of the shareholders of Parent and USF&G, as the case may be and has approved the same, and in the case of USF&G resolved to recommend that Parent approve this Agreement and the transactions contemplated herein.

                  (l) Vote Required. The affirmative vote of Parent, as the sole stockholder of USF&G, is sufficient, and no further vote or consent of any class or series of capital stock of Parent or USF&G is necessary under applicable law or otherwise, to approve the Merger and the other transactions contemplated hereby on the part of Parent or USF&G.

                  (m) Brokers. Parent and USF&G represent, as to themselves and their affiliates, that no agent, broker, investment broker, financial advisor or other firm or person is or will be entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement, except for Merrill Lynch & Co., Merrill Lynch Pierce Fenner & Smith Incorporated, whose fees and expenses shall be paid by Parent.


                                   ARTICLE IV

                   COVENANTS RELATING TO CONDUCT OF BUSINESS

         4.1 Covenants of the Company. During the period from the date of this Agreement and continuing until the earlier of (i) the Effective Time and (ii) the termination of this Agreement pursuant to Article VII, the Company agrees (and has caused its Subsidiaries to agree) that (except to the extent that Parent shall consent in writing, which consent shall not be unreasonably withheld or delayed):

                  (a) Ordinary Course. The Company will (and will cause each of its Subsidiaries to) conduct its business only in the ordinary course and consistent with past practice. Without limiting the generality of the foregoing and except as expressly provided herein or in Section 4.1(a) of the Disclosure
Memorandum:

                  (i) The Company will use (and will cause each of its Subsidiaries to use) reasonable best efforts to (A) maintain in full force and effect all Company Material Contracts, except those which expire in accordance with their terms, (B) maintain all Company Licenses, qualifications, and authorizations of the Company to do business in each jurisdiction in which it is so licensed, qualified, or authorized, and (C) maintain each rating classification assigned to the Subsidiaries of the Company that are insurance companies by all rating agencies as of the date of this Agreement, except in the case of (A) and (B) above where the Company's Board of Directors determines in good faith that the maintenance of any such Company Material Contract or Company License, qualification or authorization is no longer necessary or advisable for the conduct of the Company as presently conducted or as proposed to be conducted after the Effective Time, if appropriate after consultation with USF&G pursuant to Section 5.12.

                  (ii) The Company will (and will cause each of its Subsidiaries to) in all material respects (A) maintain all its assets and properties in good working order and condition (ordinary wear and tear excepted), and
                          (B) continue all current marketing and selling activities relating to its business, operations and affairs, except where the Company's Board of Directors determines in good faith that such assets, properties or marketing or selling activities are no longer necessary or advisable for the conduct of the Company as presently conducted or as proposed to be conducted after the Effective Time, if appropriate after consultation with USF&G pursuant to Section 5.12.

                  (iii) The Company will (and will cause each of its Subsidiaries to) maintain its books and records in the usual manner and consistent with past practice and will not permit a material change in any underwriting, investment, actuarial, financial reporting, tax, or accounting practice or policy or in any assumption underlying such a practice or policy, or in any method of calculating any bad debt, contingency, insurance, or other reserve for financial reporting purposes or for other accounting purposes (including any practice, policy, assumption, or method relating to or affecting the determination of its insurance in force, premium or investment income, reserves or other similar amounts, or operating ratios with respect to expenses, losses or lapses).

                  (iv) The Company will (and will cause each of its Subsidiaries to) (A) prepare properly and to file duly and validly all Tax Returns required to be filed prior to the Closing Date with the appropriate taxing authority, (B) pay duly and fully all Taxes which are due with respect to the periods covered by such Tax Returns or otherwise levied or assessed upon such entity or any of its assets or properties, and to withhold or collect and pay to the proper taxing authorities all Taxes that such entity is required to so withhold or collect and pay, unless such taxes are being contested in good faith and, if appropriate, reasonable reserves therefore have been established and reflected in the books and records of such entity and in accordance with SAP and (C) provide Parent with copies of all federal income tax returns and all material state income tax returns as soon as practicable after the preparation, but prior to the filing, thereof. The Company will not make (and will prohibit its Subsidiaries from making) any tax election or settle or compromise any income tax liability that may reasonably be expected to be material to the Company and its Subsidiaries taken as a whole.

                  (v) The Company will (and will cause each of its Subsidiaries to) cause all statutory reserves and other similar amounts with respect to losses, benefits, claims, and expenses in respect of the Subsidiary's insurance business to be (A) determined in accordance with SAP and generally accepted actuarial assumptions, (B) determined in accordance with the benefits specified in the related insurance or reinsurance Contracts in all material respects, (C) calculated, established and reflected on a basis consistent in all material respects with those reserves and other similar amounts and reserving methods followed at December 31, 1996, (D) determined in conformity with the requirements of the insurance laws of each applicable jurisdiction in all material respects and (E) adequate, in all material respects, based upon then current information and assumptions to cover the total amount of all matured and reasonably anticipated unmatured benefits, dividends, losses, claims, expenses, and other liabilities of the Subsidiary under all insurance or reinsurance Contracts which the Subsidiary has or will have any liability. The Company will (and will cause each of its Subsidiaries to) continue to own assets and properties that qualify as legal reserve assets under all applicable insurance laws in an amount at least equal to all required reserves and other similar amounts.

                  (vi) The Company will (and will cause each of its Subsidiaries to) use reasonable best efforts to maintain in full force and effect substantially the same levels of coverage as the insurance afforded under the insurance coverage described in Section 3.1(v) of the Disclosure Memorandum.

                  (vii) The Company will (and will cause each of its Subsidiaries to) refrain from entering into any new treaty of reinsurance, coinsurance, or other similar Contract, whether as reinsurer or reinsured.

                  (viii) The Company will (and will cause each of its Subsidiaries to) continue to comply in all material respects with all laws applicable to its business, operations or affairs.

                  (ix) The Company shall not incur (and shall prohibit each of its Subsidiaries from incurring) any capital expenditure in excess of $75,000, individually or in the aggregate.

                  (x) Subject to Sections 2.6 and 2.7, the Company shall not (and shall cause each of its Subsidiaries to not): (A) grant any increases in the compensation of any of its directors, officers or Key Employees; (B) pay or agree to pay any pension, retirement allowance or other employee benefit not required to be paid prior to the Effective Time by any of the existing Company Benefit Plans or Company Employee Arrangements as in effect on the date hereof to any such director, officer or employee, whether past or present; (C) enter into any new, or amend, modify or grant any consent or waiver with respect to any existing, employment, retention or severance or termination agreement with any director, officer or employee; or (D) become obligated under any new Benefit Plan or Employee Arrangement, which was not in existence on the date hereof, or amend any such plan or arrangement in existence on the date hereof if such amendment would have the effect of enhancing any benefits thereunder.

                  (xi) Other than with respect to drawdowns in the ordinary course of business with respect to the Company Credit Facilities, the Company shall not (and shall cause each of its Subsidiaries to not) assume or incur (which shall not be deemed to include entering into credit agreements, lines of credit or similar arrangements until borrowings are made under such arrangements) any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of the Company or any of its Subsidiaries or guarantee any debt securities of others or enter into any lease (whether such lease is an operating or capital lease) or create any Liens on the property of the Company or any of its Subsidiaries in connection with any indebtedness thereof, or enter into any "keep well" or other agreement or arrangement to maintain the financial condition of another person.

                  (xii) The Company shall not (and shall cause each of its Subsidiaries to not) pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms of liabilities reflected or reserved against in, or contemplated by, the consolidated financial statements (or the notes thereto) of the Company dated included in the Filed
                          Company SEC Documents, or incurred since the date of such financial statements in the ordinary course of business consistent with past practice. Except in the ordinary course of business consistent with past practice, the Company shall not effect (and shall prohibit each of its Subsidiaries from effecting) any settlements of any legal proceedings without the prior written consent
                          (such consent not to be unreasonably
                          withheld) of Parent.

The Company shall, from the date of this Agreement through the Effective Time or earlier termination of this Agreement pursuant to Article VII, cause its management and that of its Subsidiaries to consult on a regular basis and in good faith with the employees and representatives of Parent concerning the management of the Company's and its Subsidiaries' businesses.

                  (b) Dividends; Changes in Stock. Neither the Company nor any of its Subsidiaries shall (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock (other than, with respect to the Company, regular cash dividends on Company Common Stock not in excess of $0.08 per share of Company Common Stock which shall be paid on a quarterly basis, with identical record and payment dates as the quarterly dividends paid by Parent on Parent Common Stock), (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, (iii) issue any shares of capital stock (except pursuant to and in accordance with the terms of currently outstanding Company Options and Company Warrants), or (iv) repurchase or otherwise acquire any shares of its capital stock, except as required by the terms of any employee benefit plan as in effect on the date of this Agreement.

                  (c) Issuance of Securities. Neither the Company nor any of its Subsidiaries shall (i) grant any options, warrants or rights, to purchase shares of its capital stock, (ii) amend the terms of or reprice any Company Warrant or Company Option or amend the terms of the Stock Option Plan or the Directors' Stock Option Plan, or (iii) issue, deliver or sell, or pledge or otherwise encumber any shares of its capital stock, or authorize or propose to issue, deliver or sell, any shares of its capital stock, any Company Voting Debt or any securities convertible into, or any rights, warrants or options to acquire, any such shares, Company Voting Debt or convertible securities, or agree to do any of the foregoing, other than: (A) issue shares of Company Common Stock upon the exercise of Options that are outstanding on the date of this Agreement or (B) issue shares of Company Common Stock upon the exercise of Warrants that are outstanding on the date of this Agreement.

                  (d) No Solicitation. Prior to the Effective Time, the Company agrees (a) that neither it nor any of its affiliates or Subsidiaries shall, and it shall not authorize or permit its officers, directors, employees, representatives, investment bankers, attorneys, accountants or other agents to, initiate, solicit or encourage (including by way of furnishing information), directly or indirectly, any inquiries or the making or implementation of any proposal or offer (including, without limitation, any proposal or offer to its stockholders) with respect to a merger, consolidation or other business combination including the Company or any of its Subsidiaries or any acquisition or similar transaction (including, without limitation, a tender or exchange offer) involving the purchase of (i) all or any significant portion of the assets of the Company and its Subsidiaries taken as a whole, (ii) 15% or more of the outstanding shares of Company Common Stock or (iii) 15% or more of the outstanding shares of the capital stock of any Subsidiary of the Company (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal"), or engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person or group relating to an Acquisition Proposal (excluding the transactions contemplated by this Agreement), or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal; (b) that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties with respect to any of the foregoing, and it will take the necessary steps to inform such parties of its obligations under this Section 4.1(d) and will require each such party who has signed a confidentiality agreement to honor the restrictions therein with respect to open market purchases of Company Common Stock and to return or destroy all confidential information of the Company previously provided by it; and (c) that it will notify Parent immediately (orally followed by written confirmation) if any such inquiries, proposals or offers are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, it or any of such persons. Notwithstanding the above, (A) the Company may provide non-public information to any person or group if (i) such person or group has expressed a written interest in (which, unless such person previously has been provided confidential information, need not constitute a proposal for) making an Acquisition Proposal providing greater aggregate value to the Company and/or the Company's shareholders than the transactions contemplated by this Agreement; (ii) the Company reasonably believes such person or group has the financial ability to consummate an Acquisition Proposal; (iii) such person or group executes a confidentiality letter no less favorable to the Company than the Parent Confidentiality Letter (as defined below); (iv) the Board of Directors of the Company, based upon the advice of outside counsel, determines in good faith that it is necessary, in order to comply with the Board's fiduciary duties under applicable law, to provide such requested information; and (v) the Company provides notice to Parent of the identity of the person or group to whom the non-public information is being given at or before the time such information is given and the Company delivers to Parent a copy of all such information concurrently with its delivery to the requesting party and (B) the Company may (I) enter into discussions or negotiate with any person or group that makes a wholly unsolicited bona fide Acquisition Proposal providing greater aggregate value to the Company and/or the Company's shareholders than the transactions contemplated by this Agreement, if, and only to the extent that, (1) the Board of Directors of the Company, based upon the advice of outside counsel, determines in good faith that such action is required for the Board of Directors to comply with its fiduciary duties to stockholders imposed by law, (2) prior to entering into discussions or negotiations with such person or group, the Company provides written notice (the "Acquisition Proposal Notice") to Parent to the effect that it is entering into discussions or negotiations with such person or group, and (3) the Company keeps Parent informed of the status and all material information including the identity of such person or group with respect to any such discussions or negotiations to the extent such disclosure would not constitute a violation of any applicable law or any confidentiality agreement with such person or group; and (II) to the extent required, comply with Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal.

                  (e) No Acquisitions; No Subsidiaries. Except as permitted by
Section 4.1(d), neither the Company nor any Subsidiary of the Company shall merge or consolidate with, or acquire any equity interest in, any corporation, partnership, association or other business organization, or enter into an agreement with respect thereto. Neither the Company nor any Subsidiary of the Company shall (i) acquire or agree to acquire any assets of any corporation, partnership, association or other business organization or division thereof, except for the purchase of inventory and supplies in the ordinary course of business or (ii) create any Subsidiary.

                  (f) No Dispositions. Other than dispositions set forth in
Section 4.1(f) of the Disclosure Memorandum and dispositions in the ordinary course of business consistent with past practice which are not material, individually or in the aggregate, to such party, and neither the Company nor any Subsidiary of the Company shall sell, lease, encumber or otherwise dispose of, or agree to sell, lease (whether such lease is an operating or capital lease), reinsure, mortgage or otherwise encumber or subject to any lien, encumber or otherwise dispose of, any of its properties.

                  (g) No Dissolution, Etc. Except as otherwise permitted or contemplated by this Agreement, neither the Company nor any of its Subsidiaries shall authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation or dissolution of such entity.

                  (h) Investments. Neither the Company nor any Subsidiary of the Company shall make any investment other than (A) money market instruments, A-1/P-1 commercial paper, treasury bills or other cash equivalents, (B) investment grade publicly traded debt securities or (C) exchange traded or Nasdaq National Market System traded equity-related securities which in the aggregate, when combined with any other equity-related securities holdings (which shall include preferred stock), do not exceed nine percent (9%) of the total investments (excluding cash) of the Company and its Subsidiaries, taken as a whole, in each case which are made in accordance with the Company's Investment Policy Guidelines (effective January 1, 1995) (the "Investment Guidelines") and otherwise in accordance with past practice. Neither the Company nor any Subsidiary of the Company shall make any portfolio investments except in the ordinary course of business.

                  (i) Other Actions. Except as contemplated or permitted by this Agreement, neither Parent nor the Company shall authorize, take or agree or commit to (and shall cause each of its respective Subsidiaries to take or commit or agree to) take any action that is reasonably likely to result in any of the representations or warranties hereunder being untrue in any material respect or in any of the covenants hereunder or any of the conditions to the Merger not being satisfied in all material respects.

                  (j) Quick-Sure. The Company will take commercially reasonable actions necessary to cause all of the outstanding capital stock of Quick-Sure to be transferred to USF&G or its designee for a nominal price per share and to take whatever other actions are reasonably necessary to ensure that upon Closing, the material benefits of Quick-Sure's relationships with Home State, the Company and the Company's Subsidiaries inure to the benefit of USF&G or its designee. Without limiting the generality of the foregoing, the Company agrees to use commercially reasonable efforts to cause Quick-Sure to assign any leases to which Quick-Sure is a party to USF&G or its designee if so requested by the Parent.


                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

         5.1 Preparation of Form S-4 and Proxy Statement; Shareholder Meeting; Comfort Letters.

                  (a) Promptly following the date of this Agreement, the Company shall prepare the Proxy Statement, and Parent shall prepare and file with the SEC the Form S-4, in which the Proxy Statement will be included. Parent will cooperate with the Company in connection with the preparation of the Proxy Statement including, but not limited to, furnishing to the Company any and all information regarding Parent as may be required to be disclosed therein. Parent shall use reasonable best efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing. The Company will use reasonable best efforts to cause the Proxy Statement to be mailed to the Company's shareholders as promptly as practicable after the Form S-4 is declared effective under the Securities Act. Parent shall also take any action required to be taken under any applicable state securities laws in connection with the issuance of Parent Common Stock following the Merger. The information provided and to be provided by Parent and the Company, respectively, for use in the Form S-4 shall, at the time the Form S-4 becomes effective and on the date of the Shareholders' Meeting referred to below, be true and correct in all material respects and shall not omit to state any material fact required to be stated therein or necessary in order to make such information not misleading, and the Company and Parent each agree to correct any information provided by it for use in the Form S-4 which shall have become false or misleading.

                  (b) Parent will as promptly as practicable notify the Company of (i) the effectiveness of the Form S-4, (ii) the receipt of any comments from the SEC, and (iii) any request by the SEC for any amendment to the Form S-4 for additional information. All filings with the SEC, including the Form S-4 and any amendment thereto, and all mailings to the Company's shareholders in connection with the Merger, including the Proxy Statement, shall be subject to the prior review, comment and approval of Parent or the Company, as the case may be (such approval not to be unreasonably withheld or delayed).

                  (c) The Company will, as promptly as practicable following the date of this Agreement and in consultation with Parent, duly call and give notice of, and, provided that this Agreement has not been terminated, convene and hold the Shareholders' Meeting for the purpose of approving this Agreement and the transactions contemplated by this Agreement to the extent required by the TBCA. Except as provided below, the Company will, through its Board of Directors, recommend to its shareholders approval of the foregoing matters, as set forth in Section 3.1(x); provided, however, that the Board of Directors of the Company may fail to make or may withdraw or modify such recommendation, but only to the extent that the Board of Directors of the Company shall have concluded in good faith after receiving the advice of outside counsel that such action is required to prevent the Board of Directors of the Company from breaching its fiduciary duties to the Company or the shareholders of the Company under applicable law. Any such recommendation, together with a copy of the opinion referred to in Section 3.1(w), shall be included in the Proxy Statement. The Company will use reasonable best efforts to hold such meeting as soondate hereof.

                  (d) Parent shall use reasonable best efforts to cause to be delivered to the Company a letter of Ernst & Young LLP, Parent's independent public accountants, dated a date within two business days before the date on which the Form S-4 shall become effective and a letter of Ernst & Young LLP dated a date within two business days before the date of the Shareholders' Meeting, addressed to the Company, in form and substance reasonably satisfactory to the Company and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

                  (e) The Company shall use reasonable best efforts to cause to be delivered to Parent a letter of KPMG Peat Marwick LLP, the Company's independent public accountants, dated a date within two business days before the date on which the Form S-4 shall become effective and a letter of KPMG Peat Marwick LLP dated a date within two business days before the Shareholders' Meeting, addressed to Parent, in form and substance reasonably satisfactory to Parent and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

         5.2 Contract and Regulatory Approvals. USF&G, Parent and the Company will use (and will cause each of its Subsidiaries to use) reasonable best efforts to obtain as promptly as practicable (a) all approvals and consents required of any person or entity under all Contracts to which the Company or any of its Subsidiaries is a party to consummate the transactions contemplated hereby, and (b) all approvals, authorizations, and clearances of Governmental Entities required of the Company and each of its Subsidiaries to consummate the transactions contemplated hereby. The Company will, and will cause each of its Subsidiaries to, (i) provide such other information and communications to such Governmental Entities as USF&G, Parent or such authorities may reasonably request, and (ii) cooperate with USF&G or Parent in obtaining, as promptly as practicable, all approvals, authorizations, and clearances of governmental or regulatory authorities and other persons or entities required of USF&G or Parent to consummate the transactions contemplated hereby. Each of USF&G and the Parent will (i) provide such information and communications to such Governmental Entities as the Company or such authorities may reasonably request, and (ii) cooperate with the Company in obtaining, as promptly as practicable, all approvals, authorizations, and clearances of governmental or regulatory authorities and other persons or entities required of the Company to consummate the transactions contemplated hereby. Parent and USF&G shall use their reasonable best efforts to take or cause to be taken all actions necessary, proper or advisable to obtain any consent, waiver, approval or authorization relating to any federal, state or local statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization, lessening of competition or restraint of trade and includes the HSR Act that is required for consummation of the transactions contemplated by this Agreement; provided, however, that the foregoing shall not obligate Parent or USF&G to agree to take any action which would have a material adverse effect on the expected benefits to Parent of the transactions contemplated hereby.

         5.3 HSR Filings. The Company will (a) take all actions necessary to make the filings required of it or its affiliates under the HSR Act with respect to the transactions contemplated by this Agreement, (b) comply with any request for additional information received by the Company or its affiliates from the Federal Trade Commission or Antitrust Division of the Department of Justice pursuant to the HSR Act, (c) cooperate with Parent in connection with Parent's filings under the HSR Act, and (d) request early termination of the applicable waiting period.

         5.4  Access to Information; Confidentiality.

                  (a) Upon reasonable notice, the Company shall (and shall cause each of its Subsidiaries to) afford to the officers, employees, accountants, counsel and other representatives of Parent or USF&G, access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments, employees, auditors, agents, representatives and records and, during such period, the Company shall (and shall cause each of its Subsidiaries to) furnish promptly to Parent, (i) each SAP Annual Statement and SAP Quarterly Statement filed by the Company's Subsidiaries during such period pursuant to the requirements of any applicable law; (ii) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to SEC requirements; (iii) all correspondence or written communication with A.M. Best and Company or any of its Subsidiaries, Standard & Poor's Corporation, Moody's Investor Services, Inc., and with any Governmental Entity or insurance regulatory authorities which relates to the transactions contemplated hereby or which is otherwise material to the financial condition or operation of the Company and its Subsidiaries taken as a whole; and (iv) all other information concerning its business, properties and personnel as the other party may reasonably request.

                  (b) Upon reasonable notice, Parent shall (and shall cause each of its Subsidiaries to) afford to the officers, employees, accountants, counsel and other representatives of the Company, access, during normal business hours during the period prior to the Effective Time, to the books, records, officers and employees of Parent and its Subsidiaries reasonably necessary to perform a "due diligence" review with respect to (i) material matters, conditions or events arising after the date hereof or (ii) matters, conditions or events which the Company has a reasonable basis for believing make any of the representations or warranties of Parent contained herein not true in any material respect and, during such period, Parent shall (and shall cause each of its Subsidiaries to) furnish promptly to the Company, (a) each SAP Annual Statement and SAP Quarterly Statement filed by such party's Subsidiaries during such period pursuant to the requirements of any applicable law; (b) a copy of each report filed by Parent with the SEC during such period pursuant to SEC requirements; and (c) all correspondence or written communication with A.M. Best and Company or any of its Subsidiaries, Standard & Poor's Corporation, Moody's Investor Services, Inc., and with any Governmental Entity or insurance regulatory authorities which primarily relates to the transactions contemplated hereby.

                  (c) The Confidentiality Agreement dated June 26, 1997 (the "Parent Confidentiality Agreement"), between Parent and the Company and the confidentiality agreement dated July 30, 1997 (the "Company Confidentiality Agreement"), between the Company and Parent shall apply with respect to information furnished thereunder or hereunder and any other activities contemplated thereby.

         5.5  Fees and Expenses.

                  (a) Except as otherwise provided in this Section 5.5 and except with respect to claims for damages incurred as a result of the breach of this Agreement (it being understood that such claims by Parent, USF&G or their affiliates shall be precluded under Section 5.5(d) by the payment of the amount set forth in Section 5.5(b) when Section 5.5(b) is applicable), all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense.

                  (b) The Company agrees to pay Parent a fee in immediately available funds equal to $7,500,000 if (i) this Agreement is terminated pursuant to Section 7.1(d) hereof and any person or group of persons shall, within 90 days after the date of such termination, consummate an Acquisition Proposal or enter into an agreement with respect to an Acquisition Proposal or (ii) this Agreement is terminated pursuant to Section 7.1(e) hereof. Such fee shall be paid within one business day of any termination of this Agreement pursuant to
Section 7.1(e) hereof or within one business day of the consummation of an Acquisition Proposal or the entry into of any agreement with respect to an Acquisition Proposal, in either case during the 90-day period after any termination of this Agreement pursuant to Section 7.1(d) hereof.

                  (c) Any amounts due under this Section 5.5 that are not paid when due shall bear interest at the rate of 9% per annum from the date due through and including the date paid.

                  (d) Upon the payment of any fee pursuant to Section 5.5(b) above (regardless of whether a transaction pursuant to an Acquisition Proposal is consummated), such fee shall be the exclusive remedy of Parent, USF&G and their affiliates relating to this Agreement or the transactions contemplated thereunder, and upon payment of any such fee, Parent, USF&G and their affiliates shall have no rights, in tort, contract or otherwise, arising under or relating to this Agreement or the transactions contemplated thereunder, except for rights under the second sentence of Section 5.4 hereof.

                  (e) The fee set forth in Section 5.5(b) shall be payable solely under the circumstances set forth in Section 5.5(b) and shall not be payable under any other circumstances.

         5.6  Indemnification.

                  (a) The Company shall, and from and after the Effective Time the Surviving Corporation shall, indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof or who becomes prior to the Effective Time, an officer or director of the Company (the "Indemnified Parties") against all losses, claims, damages, costs, expenses (including attorneys' fees and expenses), liabilities or judgments or amounts that are paid in settlement with the approval of the indemnifying party (which approval shall not be unreasonably withheld) of or in connection with any threatened or actual claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director or officer of the Company whether pertaining to any matter existing or occurring at or prior to the Effective Time and whether asserted or claimed prior to, or at or after, the Effective Time ("Indemnified Liabilities"), including all Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to this Agreement or the transactions contemplated hereby, in each case to the full extent a corporation is permitted under applicable law to indemnify its own directors or officers as the case may be (and the Company and the Surviving Corporation, as the case may be, will pay expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party to the full extent permitted by law). Without limiting the foregoing, in the event any such claim, action, suit, proceeding or investigation is brought against any Indemnified Parties (whether arising before or after the Effective Time), (i) the Indemnified Parties may retain counsel satisfactory to them and the Company (or them and the Surviving Corporation after the Effective Time) and the Company (or after the Effective Time, the Surviving Corporation) shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; and (ii) the Company (or after the Effective Time, the Surviving Corporation) will use reasonable best efforts to assist in the defense of any such matter, provided that neither the Company nor the Surviving Corporation shall be liable for any settlement effected without its prior written consent which consent shall not unreasonably be withheld. Any Indemnified Party wishing to claim indemnification under this Section 5.6, upon learning of any such claim, action, suit, proceeding or investigation, shall notify the Company (or after the Effective Time, the Surviving Corporation) (but the failure so to notify shall not relieve a party from any liability which it may have under this Section 5.6 except to the extent such failure prejudices such party). The Indemnified Parties as a group may retain only one law firm to represent them with respect to each such matter unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties. The Company and Parent agree that the foregoing rights to indemnification, including provisions relating to advances of expenses incurred in defense of any action or suit, existing in favor of the Indemnified Parties with respect to matters occurring through the Effective Time, shall survive the Merger and shall continue in full force and effect for a period of not less than six years from the Effective Time; provided, however, that all rights to indemnification in respect of any Indemnified Liabilities asserted or made within such period shall continue until the disposition of such Indemnified Liabilities. Furthermore, the provisions with respect to indemnification set forth in the articles of incorporation or bylaws of the Surviving Corporation shall not be amended for a period of six years following the Effective Time if such amendment would materially and adversely affect the rights thereunder of individuals who at any time prior to the Effective Time were directors or officers of the Company in respect of actions or omissions occurring at or prior to the Effective Time.

                  (b) For a period of six years after the Effective Time, the Surviving Corporation shall cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained by the Company (provided that Parent may substitute therefor (i) policies of at least the same coverage and amounts containing terms and conditions which are no less advantageous in any material respect to the Indemnified Parties and (ii) coverage under Parent's directors' and officers' liability insurance coverage if such substitution is approved by those persons, in their sole discretion, who at the Effective Time constitute or constituted a majority of the Company's Board of Directors) with respect to matters arising before the Effective Time, provided that the Surviving Corporation shall not be required to pay an annual premium for such insurance in excess of 200% of the last annual premium paid by the Company prior to the date hereof, but in such case shall purchase as much coverage as possible for such amount. The last annual premium paid by the Company was $130,000.

                  (c) The provisions of this Section 5.6 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his heirs and his personal representatives and shall be binding on all successors and assigns of the Company and the Surviving Corporation.

                  (d) In the event that the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each case, to the extent necessary to effectuate the purpose of this Section 5.6, proper provision shall be made so that the successors and assigns of the Surviving Corporation shall succeed to the obligations set forth in this Section 5.6 and none of the actions described in clauses (i) or (ii) shall be taken until such provision is made.

         5.7 Reasonable Best Efforts. Subject to the terms and conditions of this Agreement, except as otherwise expressly contemplated hereby, each of the parties hereto agrees to use all reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done as promptly as practicable, all things necessary, proper or advisable, under applicable laws and regulations or otherwise, to consummate and make effective the Merger and the other transactions contemplated by this Agreement, subject, as applicable, to the Company Shareholder Approval.

         5.8 Public Announcements. The parties hereto will consult with each other regarding any press release or public announcement pertaining to the Merger and shall not issue any such press release or make any such public announcement prior to such consultation, except as may be required by applicable law, court process or obligations pursuant to any listing agreement with any national securities exchange, in which case the party proposing to issue such press release or make such public announcement shall use reasonable efforts to consult in good faith with the other party before issuing any such press release or making any such public announcement. The parties hereto shall also consult with each other before engaging in any communications with A.M. Best and Company with respect to this Agreement or the transactions contemplated hereby.

         5.9 Environmental Studies. Within thirty (30) days of this Agreement, the Company shall deliver to Parent a report of a Phase I Environmental Site Assessment, which shall be conducted in accordance with and presented in the form prescribed by the most recent edition of the ASTM Standard for Phase I environmental site assessments and a report of an environmental compliance audit conducted in substantial accordance with the ASTM Standard for environmental compliance audits, on the real property located at NBC Plaza, 2700 NE Loop 410, San Antonio, TX, and the Village at NBC Plaza, 8200 Perrin Beitel Rd., San Antonio, TX (including the undeveloped real property owned by the Company in the vicinity thereof) ("Environmental Reports"), prepared by an environmental consultant, engineer or environmental consulting or engineering firm reasonably satisfactory to Parent. The cost of preparing the reports contemplated by this
Section 509 shall be borne by the Company.

         5.10 Affiliates. Prior to the Closing Date, the Company shall deliver to Parent a letter identifying all persons who are, at the time this Agreement is submitted for approval to the shareholders of the Company, "affiliates" of the Company for purposes of Rule 145 under the Securities Act. The Company shall cause each such person to deliver to Parent on or prior to the Closing Date a written agreement substantially in the form attached as Exhibit B hereto.

         5.11 Support Agreement. The Support Agreement shall be executed contemporaneously with this Agreement.

         5.12 Cooperation. From the date hereof until the Effective Time, the parties agree to work together to coordinate all aspects of transition planning and the integration of the Public Entity and Nonstandard Businesses of Parent and its Subsidiaries with the businesses of the Company and its Subsidiaries from and after the Effective Time. In this regard, the parties agree, among other things, (i) to create a dedicated transition team, including consultation between the parties to identify the appropriate officers and employees of each of the Company and Parent who will be members of such team, to plan and prepare for the integration of the business and other matters following the Merger and preparing for the execution of any such plans, (ii) to jointly develop any employee, agent, policyholder or other communications relating to such plans and the Merger, (iii) to discuss and consult with respect to investment management activities, (iv) to jointly consider information processing systems updates and technology integration issues and to plan and prepare for an agreed-upon resolution of such issues following the Merger and (v) to take such actions as are necessary or appropriate to promote and implement the integration plan, subject to applicable law.

         5.13 NYSE Listing. Parent shall use its best efforts to cause the shares of Parent Common Stock to be issued in the Merger to be approved for listing on the New York Stock Exchange (the "NYSE"), subject to official notice of issuance, prior to the Effective Time

         5.14 Benefit Plans and Employee Arrangements. For employees who are employees of the Company as of the Effective Time and who continue to be employed by the Company, Parent shall cause the Surviving Corporation to provide employee benefits which are substantially comparable in the aggregate to the benefits provided under the Company Benefit Plans until the first anniversary of the Effective Time.

         5.15 Tax-Free Reorganization. Parent and the Company shall each use its best efforts to cause the Merger to be treated as a reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(D) of the Code. Parent shall own all of the issued and outstanding shares of USF&G immediately prior to the Merger. Parent shall not, nor shall Parent permit any of its affiliates to, take any action which would cause the Merger to fail to qualify as a reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(D) of the Code.

         5.16 Tri-West. The Company will use its reasonable best efforts to cause each of E.B. Lyon, III, Michael J. Claypool and Michael J. Bodayle to enter into an agreement with the Company granting the Company the right to purchase, on terms reasonably acceptable to Parent, the outstanding membership, equity and voting interests of Tri-West of New Mexico, LLC, Tri-West of Indianapolis, LLC, Tri-West of Florida, LLC, and any other agency owned by any of them which has entered into a producer agreement with any Subsidiary of the Company.


                                   ARTICLE VI

                              CONDITIONS PRECEDENT

         6.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger shall be subject to the satisfaction prior to the Closing Date of the following conditions:

                  (a) Company Shareholder Approval. The Merger shall have been approved and adopted by the affirmative vote or written consent of the holders of two-thirds of the outstanding shares of Company Common Stock entitled to vote thereon.

                  (b) Governmental and Regulatory Consents. All actions, consents, approvals, filings and notices listed in Sections 3.1(d)(ii)(A) and 3.2(d)(iii)(A) of the Disclosure Memorandum shall have been taken, made or obtained; provided, however, that such consents or approvals shall be in full force and effect at the Effective Time and shall not obligate Parent or USF&G to agree to take any action which would have a material adverse effect on the expected benefits to Parent of the transactions contemplated hereby.

                  (c) HSR Act. The waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired, and no restrictive order or other requirements shall have been placed on the Company, Parent or the Surviving Corporation in connection therewith.

                  (d) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect; provided, however, that prior to invoking this condition, each party shall use reasonable best efforts to have any such decree, ruling, injunction or order vacated.

                  (e) Form S-4. The Form S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order, and any material "blue sky" and other state securities laws applicable to the registration and qualification of the Parent Common Stock following the Merger shall have been complied with.

                  (f) NYSE Listing. The shares of Parent Common Stock which shall be issued to the stockholders of the Company upon consummation of the Merger shall have been authorized for listing on the NYSE, subject to official notice of issuance.

         6.2 Conditions to Obligations of Parent and USF&G. The obligations of Parent and USF&G to effect the Merger are further subject to the satisfaction or waiver following conditions:

                  (a) Representations and Warranties. The representations and warranties of the Company set forth in this Agreement shall be true and correct (without regard to any materiality qualifiers contained therein) in each case as of the date of this Agreement and (except to the extent such representations and warranties speak as of a particular date) as of the Closing as though made on and as of the Closing, except where the failure of one or more representations or warranties to be true and correct, individually or in the aggregate, would not result in a Material Adverse Effect on the Company. Parent shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to the effect set forth in this paragraph.

                  (b) Performance of Obligations of the Company. The Company shall have performed and complied with, in all material respects, all agreements and covenants required to be performed and complied with by the Company under this Agreement at or prior to the Closing Date.

                  (c) No Material Adverse Change. There shall not have occurred or arisen after March 31, 1997 and prior to the Effective Time any change, event (including without limitation any damage, destruction or loss, whether or not covered by insurance), condition (financial or otherwise), or state of facts with respect to the Company or any of its Subsidiaries which would constitute a Material Adverse Effect on the Company.

                  (d) No Litigation. There shall not be pending or, to the Company's or Parent's knowledge threatened, any action, suit, investigation, or other proceeding by any Governmental Entity to restrain, enjoin, or otherwise prevent consummation of any of the transactions contemplated by this Agreement.

                  (e) Affiliate Letters. A duly executed copy of each of the agreements referred to in Section 5.10 shall have been received by Parent.

                  (f) Option Agreements and Warrants. The Company shall have (i) taken all actions required to enable the consummation of the transactions contemplated by Section 2.6 and (ii) received agreements in the form of Exhibit C attached hereto from holders of Company Warrants representing the right to purchase 75% of the shares of Company Common Stock underlying all outstanding Company Warrants as of the date of this Agreement, whether or not then exercisable in whole or in part.

                  (g) Tax Opinion. Parent shall have received an opinion of Piper & Marbury L.L.P. (or another nationally recognized law firm) to the effect that the Merger will be treated for federal income tax purposes as a tax-free reorganization within the meaning of Section 368(a)(1)(A) and 368 (a)(2)(D) of the Code.

                  (h) Authorization. The Company shall have delivered to Parent evidence reasonably satisfactory to Parent that all requisite action on the part of the Company necessary for the due authorization of this Agreement and the performance and consummation of the transactions contemplated hereby has been taken.

         6.3 Conditions to Obligation of the Company. The obligation of the Company to effect the Merger is further subject to the satisfaction or waiver of the following conditions:

                  (a) Representations and Warranties. The representations and warranties of Parent and USF&G set forth in this Agreement shall be true and correct (without regard to any materiality qualifiers contained therein), in each case as of the date of this Agreement and (except to the extent such representations and warranties speak as of a particular date) as of the Closing Date as though made on and as of the Closing Date, except where the failure of one or more representations or warranties to be true and correct, individually or in the aggregate, would not result in a Material Adverse Effect on Parent. The Company shall have received certificates signed on behalf of Parent by the chief executive officer and chief financial officer of Parent to the effect set forth in this paragraph.

                  (b) Performance of Obligations of USF&G. Parent and USF&G shall have performed and complied with, in all material respects, all agreements and covenants required to be performed and complied with by Parent and USF&G under this Agreement at or prior to the Closing Date.

                  (c) Federal Tax Opinion. The Company shall have received an opinion of Mayer, Brown & Platt (or another nationally recognized law firm) to the effect that the Merger will be treated for federal income tax purposes as a tax-free reorganization within the meaning of Section 368(a)(1)(A) and 368(a)(2)(D) of the Code.

                  (d) No Material Adverse Change. Except as publicly disclosed in a document filed by Parent under the Exchange Act, there shall not have been any change in the business, results of operation or financial condition of the Parent and its Subsidiaries taken as a whole at any time between March 31, 1997 and the Effective Time which would have a Material Adverse Effect on the Parent.

                  (e) Authorization. Parent shall have delivered to the Company evidence reasonably satisfactory to the Company that all requisite action on the part of Parent necessary for the due authorization of this Agreement and the performance and consummation of the transactions contemplated hereby has been taken.


                                  ARTICLE VII

                           TERMINATION AND AMENDMENT

         7.1 Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the shareholders of the Company or Parent:

                  (a)  by mutual written consent of the Company and Parent;

                  (b) by either the Company or Parent if any permanent injunction or other order of a court or other competent authority preventing the consummation of the Merger shall have become final and non-appealable;

                  (c) by either the Company or Parent, if the Merger shall not have been consummated on or before December 31, 1997; provided that if the conditions set forth in Article VI have not been satisfied as of such date, this Agreement may not be terminated until February 28, 1998 if it can reasonably be anticipated that such conditions can be satisfied by February 28, 1998 (such December 31, 1997 or February 28, 1998, the "Termination Date"); and provided further that the right to terminate this Agreement under this Section 7.1(c) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date;

                  (d) by either Parent or the Company if at the duly held meeting of the shareholders of the Company (including any adjournment thereof) held for the purpose of voting on the Merger, this Agreement and the consummation of the transactions contemplated hereby, the holders of at least two-thirds of the outstanding shares of Company Common Stock shall not have approved the Merger, this Agreement and the consummation of the transactions contemplated hereby;

                  (e) by Parent or the Company, in the event that a Trigger Event has occurred prior to the consummation of the Merger (for purposes of this Section 7.1(e), "Trigger Event" shall mean: (i) the Board of Directors of the Company shall have failed to give or shall have withdrawn or adversely modified in any material respect, or taken a public position materially inconsistent with, its approval or recommendation of the Merger or this Agreement; or (ii) an Acquisition Proposal shall have been recommended or accepted by the Company or the Company shall have entered into an agreement with respect to an Acquisition Proposal with any person or entity other than Parent or an affiliate thereof);

                  (f) by Parent, upon a breach of any representation or warranty of the Company, or in the event the Company fails to comply in any respect with any of its covenants and agreements, or if any representation or warranty of the Company shall be or become untrue, in each case, where such breach, failure to so comply or untruth (either individually or in the aggregate with all other such breaches, failures to comply or untruths) would cause one or more of the conditions set forth in Sections 6.1(a), 6.1(b), 6.2(a) or 6.2(b) to be incapable of being satisfied as of a date within ten days after the occurrence thereof, provided that a willful breach by the Company shall be deemed to cause such conditions to be incapable of being satisfied by such date;

                  (g) by the Company, upon a breach of any representation or warranty of Parent or USF&G, or in the event Parent or USF&G fails to comply in any respect with any of its covenants or agreements, or if any representation or warranty of Parent or USF&G shall be or become untrue, in each case, where such breach, failure to so comply or untruth (either individually or in the aggregate with all other such breaches, failures to comply or untruths) would cause one or more of the conditions set forth in Sections 6.1(a), 6.1(b), 6.3(a) or 6.3(b) to be incapable of being satisfied as of a date within ten days after the occurrence thereof, provided that a willful breach by Parent or USF&G shall be deemed to cause such conditions to be incapable of being satisfied by such date; or

                  (h) by either Parent or the Company within two days of the determination of the Average Stock Price if the Average Stock Price shall be greater than $32.42 or less than $17.46.

         7.2 Effect of Termination. If this Agreement is validly terminated by either the Company or Parent pursuant to Section 7.1, this Agreement will forthwith become null and void and there will be no liability or obligation on the part of either the Company or Parent (or any of their respective Subsidiaries or affiliates), except (i) that the provisions of Section 5.4(c),
Section 5.5 and this Section 7.2 will continue to apply following any such termination, (ii) such termination shall not in any case affect the obligations of the Company under the Parent Confidentiality Agreement and the Company Confidentiality Agreement and (iii) that nothing contained herein shall relieve any party hereto from liability for willful breach of its representations, warranties, covenants or agreements contained in this Agreement. The effectiveness of any termination under this Agreement shall be subject to the payments required to be made pursuant to Section 5.5 being so made, if applicable.

         7.3 Amendment. Subject to applicable law, this Agreement may be amended, modified or supplemented only by written agreement of Parent, USF&G and the Company at any time prior to the Effective Date of the Merger with respect to any of the terms contained herein; provided, however, that, after this Agreement is approved by the Company's shareholders, no such amendment or modification shall (a) reduce the amount or change the form of consideration to be delivered to the holders of shares of Company Common Stock, (b) change the date by which the Merger is required to be effected, or (c) change the amounts payable in respect of the Options or Warrants.

         7.4 Extension; Waiver. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed: (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto;
(b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto; and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. The failure of any party hereto to assert any of its rights hereunder shall not constitute a waiver of such rights.


                                  ARTICLE VIII

                               GENERAL PROVISIONS

         8.1 Nonsurvival of Representations, Warranties and Agreements. None of the representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time; provided, however, that Article II, Sections 5.6 and 5.14, the Parent Confidentiality Agreement and the Company Confidentiality Agreement (with respect to directors, officers, advisors and representatives of Parent and the Company) shall survive the Effective Time.

         8.2 Notices. Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, telegraphed or telecopied or sent by certified or registered mail, postage prepaid, and shall be deemed to be given, dated and received upon receipt. Any such notice or communication shall be provided to the following address or telecopy number, or to such other address or addresses as such person may subsequently designate by notice given hereunder:

                  (a)  if to USF&G or Parent, to:

                  USF&G Corporation
                  6225 Smith Avenue
                  Baltimore, Maryland 21209-3653
                  Attn: Andrew A. Stern, Mail Stop LA-0300
                  Telecopy: (410) 205-6802

                    with a copy to:

                  Piper & Marbury L.L.P.
                  35 South Charles Street
                  Baltimore, Maryland 21201
                  Attn: R.W. Smith, Jr.
                  Telecopy: (410) 576-5052

                  (b)  if to the Company, to:

                  Titan Holdings, Inc.
                  2700 N.E. Loop 410, Suite 500
                  San Antonio, Texas 78217
                  Attn:  Mark E. Watson, III
                  Telecopy: (210) 527-2936

                  with a copy to:

                  Mayer, Brown & Platt
                  190 S. LaSalle Street
                  Chicago, Illinois 60603
                  Attn:     Edward S. Best
                  Telecopy: (312) 701-7711

         8.3 Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents, glossary of defined terms and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the word "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available.

         8.4 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

         8.5 Entire Agreement; No Third Party Beneficiaries; Rights of Ownership. This Agreement together with the Parent Confidentiality Agreement and the Company Confidentiality Agreement (and any other documents and instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings including that certain Letter Agreement, dated July 15, 1997 between Parent and the Company, both written and oral, among the parties with respect to the subject matter hereof and, except as provided in
Article II, Sections 5.6 and 5.14, is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder. Anything to the contrary notwithstanding, paragraph 6 of the Parent Confidentiality Agreement and paragraph 6 of the Company Confidentiality Agreement shall terminate after the date of this Agreement.

         8.6 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Texas, without giving effect to the principles of conflicts of law thereof.

         8.7 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, such consent not to be unreasonably withheld and any such assignment that is not consented to shall be null and void; provided, however, that Parent may assign this Agreement to an affiliate without the consent of the Company. Any such assignment shall not affect Parent's or USF&G's liability hereunder, including its obligations to deliver the Merger Consideration. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.


                    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.



                                       USF&G:

                                       UNITED STATES FIDELITY AND GUARANTY
                                       COMPANY



                                       By:
                                       Name:
                                       Title:



                                       Parent:

                                       USF&G CORPORATION



                                       By:
                                       Name:
                                       Title:


                                       Company:

                                       TITAN HOLDINGS, INC.



                                       By:
                                       Name:
                                       Title:




                                    EXHIBIT A
                              TO MERGER AGREEMENT

                     [FORM OF VOTING AND SUPPORT AGREEMENT]

       Agreement dated as of August 7, 1997 between the shareholder identified on Exhibit A hereto (the "Shareholder") and USF&G Corporation, a Maryland corporation ("Parent"). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Merger Agreement (as defined below).

       In consideration of the execution by Parent of the Agreement and Plan of Merger dated as of August 7, 1997 (the "Merger Agreement") among Parent, United States Fidelity and Guaranty Company, a Maryland corporation, and Titan Holdings, Inc., a Texas corporation ("Company"), and other good and valuable consideration, receipt of which is hereby acknowledged, the Shareholder and Parent hereby agree as follows:

       1. Representations, Warranties and Agreements of Shareholder. The Shareholder hereby represents and warrants to, and agrees with, Parent as follows:

                (a) Title. As of the date hereof, the Shareholder is the beneficial and registered owner of 2,579,295 shares (the "Shares") of common stock, $.01 par value per share ("Common Stock"), of Company. As of the date hereof, except as set forth on Exhibit A hereto, the Shareholder does not (i) beneficially own any shares of any class or series of capital stock of Company (other than the Shares) or any securities convertible into or exercisable for shares of any class or series of Company's capital stock or (ii) have any options or other rights to acquire any shares of any class or series of capital stock of Company or any securities convertible into or exercisable for shares of any class of Company's capital stock. Except as set forth in Exhibit B hereto, the Shareholder owns the Shares free and clear of any lien, mortgage, pledge, charge, security interest or any other encumbrance of any kind. The Shareholder covenants and agrees to comply with the pledge agreements and other loan documents relating to the pledges of certain of the Shares identified on Exhibit B and to otherwise take any action necessary to insure that the Shareholder can carry out the terms of this Agreement. Each pledgee of the Shares has consented to this Agreement and to the Shareholder's fulfillment of the terms thereof.

                (b) Right to Vote and to Transfer Shares. The Shareholder has full legal power, authority and right to vote all of the Shares in favor of approval and adoption of the Merger Agreement without the consent or approval of, or any other action on the part of, any other person or entity. Without limiting the generality of the foregoing, except for this Agreement, Shareholder has not entered into any voting agreement or any other agreement with any person or entity with respect to any of the Shares, granted any person or entity any proxy (revocable or irrevocable) or power of attorney with respect to any of the Shares, deposited any of the Shares in a voting trust or entered into any arrangement or agreement with any person or entity limiting or affecting the Shareholder's ability to enter into this Agreement or legal power, authority or right to vote the Shares in favor of the approval and adoption of the Merger Agreement or any of the transactions contemplated by the Merger Agreement, and Shareholder will not take any such action after the date of this Agreement and prior to the Company shareholders meeting to vote on approval and adoption of the Merger Agreement, including any adjournment or postponement thereof (the "Company Shareholders Meeting"). This Agreement has been duly executed and delivered by the Shareholder and constitutes a valid and binding agreement of the Shareholder.

       2. Representations and Warranties of Parent. Parent hereby represents and warrants to the Shareholder that this Agreement (i) has been duly authorized by all necessary corporate action, (iii) has been duly executed and delivered by Parent and (iii) is a valid and binding agreement of Parent.

       3. Restriction on Transfer. The Shareholder agrees that (other than pursuant to the Merger Agreement) it will not, and will not agree to, sell, assign, dispose of, encumber, mortgage, hypothecate or otherwise transfer or encumber (collectively, "Transfer") any of the Shares to any person or entity; provided, however, that the Shareholder may enter into pledge agreements pledging any of the Shares as collateral security under loan agreements, provided that (i) the lender under each such loan agreement consents to this Agreement and fulfillment of the terms thereof and (ii) the Shareholder covenants and agrees to comply with each pledge agreement and other loan documents relating to pledges of Shares thereunder and to otherwise take all action necessary to insure that the Shareholder can carry out the terms of this Agreement.

       4. Agreement to Vote of Shareholder. The Shareholder, in his individual capacity as a shareholder of the Company only, hereby irrevocably and unconditionally agrees to vote or to cause to be voted all of the Shares at the Company Shareholders' Meeting and at any other annual or special meeting of shareholders of Company where such matters arise (a) in favor of the approval and adoption of the Merger Agreement and (b) against (i) approval of any proposal made in opposition to or in competition with the Merger or any of the other transactions contemplated by the Merger Agreement, (ii) any merger, consolidation, sale of assets, business combination, share exchange, reorganization or recapitalization of Company or any of its subsidiaries, with or involving any party other than Parent or one of its subsidiaries, (iii) any liquidation, dissolution or winding up of Company, (iv) any extraordinary dividend by Company, (v) any change in the capital structure of Company (other than pursuant to the Merger Agreement) and (vi) any other action that may reasonably be expected to impede, interfere with, delay, postpone or attempt to discourage the Merger or the other transactions contemplated by the Merger Agreement or this Agreement or result in a breach of any of the covenants, representations, warranties or other obligations or agreements of Company under the Merger Agreement which would materially and adversely affect Company or its ability to consummate the transactions contemplated by the Merger Agreement. The Stockholder further agrees not to take or commit or agree to take any action inconsistent with the foregoing.

       5. Action in Shareholder Capacity Only. The Shareholder signs solely in the Shareholder's capacity as a record and beneficial owner of the Shares, and nothing herein shall prohibit, prevent or preclude the Shareholder from fulfilling his fiduciary duties as a director of Company, including without limitation, voting or consenting as a director in favor of an Acquisition Proposal (as defined in the Merger Agreement) or negotiating with respect to an Acquisition Proposal in his capacity as an officer or director of the Company.

       6. No Shopping. The Shareholder, in his individual capacity as a shareholder of the Company only, agrees not to, directly or indirectly, (i) solicit, initiate or encourage (or authorize any person to solicit, initiate or encourage) any inquiry, proposal or offer from any person to acquire the business, property or capital stock of Company or any direct or indirect subsidiary thereof, or any acquisition of a substantial equity interest in, or a substantial amount of the assets of, Company or any direct or indirect subsidiary thereof, whether by merger, purchase of assets, tender offer or other transaction or (ii) participate in any discussion or negotiations regarding, or furnish to any other person any information with respect to, or otherwise cooperate in any way with, or participate in, facilitate or encourage any effort or attempt by any other person to do or seek any of the foregoing; provided that, notwithstanding the foregoing, the Shareholder shall not be prohibited from taking any such actions as are required, based upon advice of counsel, to comply with his fiduciary duties as an officer and director of the Company to the extent such actions are permitted under the Merger Agreement.

       7. Invalid Provisions. If any provision of this Agreement shall be invalid or unenforceable under applicable law, such provision shall be ineffective to the extent of such invalidity or unenforceability only, without it affecting the remaining provisions of this Agreement.

       8. Executed in Counterparts. This Agreement may be executed in counterparts each of which shall be an original with the same effect as if the signatures hereto and thereto were upon the same instrument.

       9. Specific Performance. The parties hereto agree that if for any reason the Shareholder fails to perform any of his agreements or obligations under this Agreement irreparable harm or injury to Parent would be caused for which money damages would not be an adequate remedy. Accordingly, the Shareholder agrees that, in seeking to enforce this Agreement against the Shareholder, Parent shall be entitled to specific performance and injunctive and other equitable relief in addition and without prejudice to any other rights or remedies, whether at law or in equity, that Parent may have against the Shareholder for any failure to perform any of its agreements or obligations under this Agreement.

       10. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas without giving effect to the principles of conflicts of laws thereof.

       11.  Amendments; Termination.

                (a) This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by the parties hereto.

                (b) The provisions of this Agreement shall terminate upon the earliest to occur of (i) the consummation of the Merger, (ii) the date which is 12 months after the date hereof, (iii) the termination of the Merger Agreement pursuant to Section 7.1(a) or (g) thereof, or (iv) the termination of the Merger Agreement pursuant to Section 7.1 (b) or (c) thereof if, but only if, the Merger Agreement is terminated pursuant to such subsection (b) or (c) solely for reasons that are not directly or indirectly related to the commencement of, or any person's or entity's direct or indirect indication of interest in making, an Acquisition Proposal with respect to the Company.

                (c) For purposes of this Agreement, the term "Merger Agreement" includes the Merger Agreement, as the same may be modified or amended from time to time.

       12. Additional Shares. If, after the date hereof the Shareholder acquires beneficial ownership of any shares of the capital stock of Company (any such shares, "Additional Shares"), including, without limitation, upon exercise of any option, warrant or right to acquire shares of capital stock or through any stock dividend or stock split, the provisions of this Agreement (other than those set forth in Section 1 (a)) applicable to the Shares shall be applicable to such Additional Shares as if such Additional Shares had been Shares as of the date hereof. The provisions of the immediately preceding sentence shall be effective with respect to Additional Shares without action by any person or entity immediately upon the acquisition by the Shareholder of beneficial ownership of such Additional Shares.

       13. Action by Written Consent. If, in lieu of the Company Shareholders Meeting, shareholder action in respect of the Merger Agreement or any of the transactions contemplated by the Merger Agreement is taken by written consent, the provisions of this Agreement imposing obligations in respect of or in connection with the Company Shareholders Meeting shall apply mutatis mutandis to such action by written consent.

       14. Shareholder Certificate. Shareholder agrees to execute and deliver a certificate containing such representations as are reasonably necessary and customary for tax counsel to Parent on the one hand, and Company on the other hand, to render an opinion to the effect that the Merger will constitute a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986 and that no gain or loss will be recognized by the shareholders of Company to the extent they receive Parent Common Stock solely in exchange for shares of Company Common Stock, such certificate to be in the form attached hereto as Exhibit C.

       15. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal successors and permitted assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of Parent (in the case of the Shareholder or any of its permitted assigns) or the Shareholder (in the case of Parent or any of its permitted assigns).

       16. Notices. All notices, requests, claims, demands and other communications hereunder shall be deemed to have been duly given when delivered in person, by facsimile, or by registered or certified mail (postage prepaid, return receipt requested) to such party at its address set forth on the signature page hereto.

       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                       Mark E. Watson, Jr.


                                       Address:

                                       MEW FAMILY LIMITED PARTNERSHIP


                                       By:
                                       Mark E. Watson, Jr., General Partner


                                       By:
                                       Kathleen Watson, General Partner

                                       Address:

                                       THE MARK AND KATHLEEN WATSON
                                       CHARITABLE FOUNDATION

                                       By:________________________________
                                       Mark E. Watson, Jr., Trustee

                                       By:________________________________
                                       Kathleen E. Watson, Trustee

                                       By:_________________________________
                                       E.B. Lyon, III, Trustee
                                       Address:____________________________

                                       USF&G CORPORATION


                                       By:
                                       Address:



                                  EXHIBIT A TO
                          VOTING AND SUPPORT AGREEMENT

Mark E. Watson, Jr., including 2,223,096 shares owned in his individual capacity, 256,199 shares owned through MEW Family Limited Partnership, a limited partnership in which he is a general partner together with his wife, Kathleen Watson, and 100,000 shares owned through The Mark and Kathleen Watson Charitable Foundation, of which he is a trustee together with Kathleen Watson and E.B. Lyons, III.


                                  EXHIBIT B TO
                          VOTING AND SUPPORT AGREEMENT



                            [Encumbrances on Shares]




                                  EXHIBIT C TO
                          VOTING AND SUPPORT AGREEMENT

                        [Form of Tax Opinion Certificate]

         This Certificate is being issued to Piper & Marbury L.L.P. in connection with its rendering of opinions regarding certain federal income tax consequences of a merger pursuant to the Plan and Agreement to Merge, dated as of August 8, 1997 (the "Merger Agreement"), by and among USF&G Corporation, a Maryland corporation ("USF&G"), United States Fidelity and Guaranty Company, a Maryland corporation and wholly owned subsidiary of USF&G ("Subsidiary"), and Titan Holdings, Inc. a Texas corporation ("Company"), providing, among other things, for the merger of Company with and into Subsidiary (the "Merger"). As used herein, "USF&G Common Stock" shall mean any one or more shares of the USF&G's $2.50 per share par value common stock and "Company Common Stock" shall mean any one or more shares of Company's $0.01 per share par value common stock.

         After consulting with their counsel regarding the meaning of and factual support for the following representations, the undersigned hereby certify and represent to Piper & Marbury L.L.P. to the best of their knowledge and belief that the following facts are now true and will continue to be true through and as of the effective time of the Merger: There is no plan or intention by the undersigned, acting either individually or in concert with one another or with other persons, directly or indirectly, to sell, exchange, transfer, transfer by gift or otherwise dispose (including by transactions which would have the ultimate effect of a disposition including, but not limited to, puts, short-sales and equity swap type of arrangements) (collectively, dispose) of a number of shares of USF&G Common Stock received in the Merger that would reduce the former Company Common Stockholders' ownership of USF&G stock to a number of shares having, in the aggregate, a value, as of the date of the Merger, of less than 50 percent of the fair market value of Company Common Stock outstanding as of the same date. For purposes of the preceding sentence, all shares of Company Common Stock exchanged for cash paid in lieu of fractional shares of USF&G Common Stock will be considered outstanding stock of Company as of the date of the Merger. Moreover, shares of Company Common Stock and shares of USF&G Common Stock held by Company stockholders and otherwise sold, redeemed, or disposed of prior or subsequent to the Merger are taken into account for purpose of the first sentence of this paragraph.

         Each of the undersigned recognizes that the opinions of Piper & Marbury L.L.P. will be (i) based on the representations set forth herein and on the statements contained in the Merger Agreement and documents related thereto, and
(ii) subject to certain limitations and qualifications including that they may not be relied upon if any such representations are not accurate in all material respects.

         Each of the undersigned recognizes that the opinions of Piper & Marbury L.L.P. will not address any tax consequences of the Merger or any action taken in connection therewith except as expressly set forth in such opinions.

         In witness whereof, the undersigned have executed this Certificate this __ day of ________, 1997.

                                       -----------------------------
                                       Mark E. Watson, Jr.

                                       -----------------------------
                                       Mark E. Watson, III

                                       -----------------------------
                                       Thomas E. Mangold




                                MERGER AGREEMENT
                           [FORM OF AFFILIATE LETTER]


________, 1997

USF&G Corporation
6225 Smith Avenue
Baltimore, Maryland 21209

Ladies and Gentlemen:

         I have been advised that as of the date of this letter I may be deemed to be an "affiliate" of Titan Holdings, Inc., a Texas corporation ("Titan"), as the term "affiliate" is (i) defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), and/or (ii) used in and for purposes of Accounting Series, Releases 130 and 135, as amended, of the Commission. I have been further advised that pursuant to the terms of the Agreement and Plan of Merger dated as of August ___, 1997 (the "Agreement"), between Titan, USF&G Corporation ("USF&G") and United States Fidelity and Guaranty Company, a Maryland corporation (the "Subsidiary"), Titan will be merged with and into the Subsidiary (the"Merger") and I will receive shares of Common Stock, par value $2.50 per share, of USF&G (the "USF&G Common Stock") in exchange for shares of Common Stock, par value $0.01 per share, of Titan owned by me.

         I represent, warrant and covenant to USF&G that in the event I receive any USF&G Common Stock as a result of the Merger:

         A. I shall not make any sale, transfer or other disposition of the USF&G Common Stock in violation of the Act or the Rules and Regulations.

         B. I have carefully read this letter and the Agreement and discussed the requirements of such documents and other applicable limitations upon my ability to sell, transfer or otherwise dispose of the USF&G Common Stock to the extent I believe necessary, with my counsel or counsel for Titan.

         C. I have been advised that the issuance of USF&G Common Stock to me pursuant to the Merger has been registered with the Commission under the Act on a Registration Statement on Form S-4. However, I have also been advised that, since at the time the Merger was submitted for a vote of the stockholders of Titan, I may be deemed to have been an affiliate of Titan and the distribution by me of the USF&G Common Stock has not been registered under the Act, and that I may not sell, transfer or otherwise dispose of the USF&G Common Stock issued to me in the Merger unless (i) such sale, transfer or other disposition has been registered under the Act, (ii) such sale, transfer or other disposition is made in conformity with Rule 145 promulgated by the Commission under the Act, or
(iii) in the opinion of counsel reasonably acceptable to USF&G, such sale, transfer or other disposition is otherwise exempt from registration under the Act.

         D. I understand that USF&G is under no obligation to register the sale, transfer or other disposition of the USF&G Common Stock by me or on my behalf under the Act or, to take any other action necessary in order to make compliance with an exemption from such registration available.

         E. I also understand that, in the event USF&G or USF&G's transfer agent determines that I beneficially own one percent (1%) or more of the USF&G Common Stock outstanding, stop transfer instructions will be given to USF&G's transfer agents with respect to the USF&G Common Stock and that there will be placed on the certificates for the USF&G Common Stock issued to me, or any substitutions therefor, a legend stating in substance:

         "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES MAY ONLY BE SOLD OR OTHERWISE TRANSFERRED IN COMPLIANCE WITH THE REQUIREMENTS OF RULE 145 OR PURSUANT TO A REGISTRATION STATEMENT UNDER SAID ACT OF AN EXEMPTION FROM SUCH REGISTRATION."

         F. I also understand that, in the event USF&G or USF&G's transfer agent determines that I beneficially own one percent (1%) or more of the USF&G Common Stock outstanding, unless the transfer by me of my USF&G Common Stock has been registered under the Act or is a sale made in conformity with the provisions of Rule 145, USF&G reserves the right to put the following legend on the certificates issued to my transferee:

         "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SHARES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES HAVE BEEN ACQUIRED BY THE HOLDER NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933."

         It is understood and agreed that the legend set forth in paragraphs E and F above shall be removed by delivery of substitute certificates without such legend if such legend is not required for purposes of the Act or this Agreement. It is understood and agreed that such legends and the stop orders referred to above will be removed if (i) one year shall have elapsed from the date the undersigned acquired the USF&G Common Stock received in the Merger and the provisions of Rule 145(d)(2) are then available to the undersigned, (ii) two years shall have elapsed from the date the undersigned acquired the USF&G Common Stock received in the Merger and the provisions of Rule 145(d)(3) are then applicable to the undersigned, or (iii) USF&G has received either an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to USF&G, or a "no action" letter obtained by the undersigned from the staff of the Commission, to the effect that the restrictions imposed by Rule 145 under the Act no longer apply to the undersigned.

         Execution of this letter should not be considered an admission on my part that I am an "affiliate" of Titan as described in the first paragraph of this letter or as a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this letter.


                                       [Name]



Accepted this ____ day of ______, 199___.

USF&G CORPORATION

By:
Name:
Title:


                                  EXHIBIT C TO
                                MERGER AGREEMENT

                    [FORM OF WARRANT CANCELLATION AGREEMENT]


         THIS AGREEMENT, dated as of ____________ __, 1997, by and between Titan Holdings, Inc., a Texas corporation (the "Company"), USF&G Corporation, a Maryland corporation ("Parent") and ____________________ (the "Holder").

         WHEREAS, the Holder is the record owner of _______ warrants (the "Warrants") outstanding under the ________________ Warrant Agreement (the "Warrant Agreement"); and

         WHEREAS, the Company, Parent and the Holder have agreed that it is now desirable that the Warrants be cancelled and that the Parent shall pay the Holder the Warrant Consideration, as such term is defined in the Agreement and Plan of Merger, dated as of August 7, 1997, by and among Parent, United States Fidelity and Guaranty Company and the Company (the "Merger Agreement"), in consideration for such cancellation;

         NOW, THEREFORE, in consideration of the covenants and agreements hereinafter set forth, IT IS HEREBY AGREED by the parties hereto as follows:

         1. The Company, Parent and the Holder hereby agree that the Warrants will be cancelled immediately prior to the Effective Time (as such term is defined in the Merger Agreement) and that the Holder will have no further rights under the Warrant Agreement with respect to the Warrants; provided, however, that such cancellations will be of no force and effect if the Merger does not occur.

         2. In consideration for the cancellation of the Warrants, Parent shall pay to the Holder the Warrant Consideration, which amount shall be paid to the Holder no later than ten days after the Effective Time.

         3. The Holder hereby agrees to forever relinquish its rights to the Warrants and any rights that it may have with respect to the Warrants under the Warrant Agreement.

         4. If the Merger does not occur, this Agreement shall be of no force and effect.

           IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


USF&G CORPORATION                      [HOLDER]

By:                                    By:
Title:                                 Title:


TITAN HOLDINGS, INC.

By:
Title:

                          VOTING AND SUPPORT AGREEMENT


     Agreement dated as of August 7, 1997 between the shareholder identified on Exhibit A hereto (the "Shareholder") and USF&G Corporation, a Maryland corporation ("Parent"). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Merger Agreement (as defined below).

     In consideration of the execution by Parent of the Agreement and Plan of Merger dated as of August 7, 1997 (the "Merger Agreement") among Parent, United States Fidelity and Guaranty Company, a Maryland corporation, and Titan Holdings, Inc., a Texas corporation ("Company"), and other good and valuable consideration, receipt of which is hereby acknowledged, the Shareholder and Parent hereby agree as follows:

     1. Representations, Warranties and Agreements of Shareholder. The Shareholder hereby represents and warrants to, and agrees with, Parent as follows:

          (a) Title. As of the date hereof, the Shareholder is the beneficial and registered owner of 2,579,295 shares (the "Shares") of common stock, $.01 par value per share ("Common Stock"), of Company. As of the date hereof, except as set forth on Exhibit A hereto, the Shareholder does not (i) beneficially own any shares of any class or series of capital stock of Company (other than the Shares) or any securities convertible into or exercisable for shares of any class or series of Company's capital stock or (ii) have any options or other rights to acquire any shares of any class or series of capital stock of Company or any securities convertible into or exercisable for shares of any class of Company's capital stock. Except as set forth in Exhibit B hereto, the Shareholder owns the Shares free and clear of any lien, mortgage, pledge, charge, security interest or any other encumbrance of any kind. The Shareholder covenants and agrees to comply with the pledge agreements and other loan documents relating to the pledges of certain of the Shares identified on Exhibit B and to otherwise take any action necessary to insure that the Shareholder can carry out the terms of this Agreement. Each pledgee of the Shares has consented to this Agreement and to the Shareholder's fulfillment of the terms thereof.

          (b) Right to Vote and to Transfer Shares. The Shareholder has full legal power, authority and right to vote all of the Shares in favor of approval and adoption of the Merger Agreement without the consent or approval of, or any other action on the part of, any other person or entity. Without limiting the generality of the foregoing, except for this Agreement, Shareholder has not entered into any voting agreement or any other agreement with any person or entity with respect to any of the Shares, granted any person or entity any proxy (revocable or irrevocable) or power of attorney with respect to any of the Shares, deposited any of the Shares in a voting trust or entered into any arrangement or agreement with any person or entity limiting or affecting the Shareholder's ability to enter into this Agreement or legal power, authority or right to vote the Shares in favor of the approval and adoption of the Merger Agreement or any of the transactions contemplated by the Merger Agreement, and Shareholder will not take any such action after the date of this Agreement and prior to the Company shareholders meeting to vote on approval and adoption of the Merger Agreement, including any adjournment or postponement thereof (the "Company Shareholders Meeting"). This Agreement has been duly executed and delivered by the Shareholder and constitutes a valid and binding agreement of the Shareholder.

     2. Representations and Warranties of Parent. Parent hereby represents and warrants to the Shareholder that this Agreement (i) has been duly authorized by all necessary corporate action, (iii) has been duly executed and delivered by Parent and (iii) is a valid and binding agreement of Parent.

     3. Restriction on Transfer. The Shareholder agrees that (other than pursuant to the Merger Agreement) it will not, and will not agree to, sell, assign, dispose of, encumber, mortgage, hypothecate or otherwise transfer or encumber (collectively, "Transfer") any of the Shares to any person or entity; provided, however, that the Shareholder may enter into pledge agreements pledging any of the Shares as collateral security under loan agreements, provided that (i) the lender under each such loan agreement consents to this Agreement and fulfillment of the terms thereof and (ii) the Shareholder covenants and agrees to comply with each pledge agreement and other loan documents relating to pledges of Shares thereunder and to otherwise take all action necessary to insure that the Shareholder can carry out the terms of this Agreement.

     4. Agreement to Vote of Shareholder. The Shareholder, in his individual capacity as a shareholder of the Company only, hereby irrevocably and unconditionally agrees to vote or to cause to be voted all of the Shares at the Company Shareholders' Meeting and at any other annual or special meeting of shareholders of Company where such matters arise (a) in favor of the approval and adoption of the Merger Agreement and (b) against (i) approval of any proposal made in opposition to or in competition with the Merger or any of the other transactions contemplated by the Merger Agreement, (ii) any merger, consolidation, sale of assets, business combination, share exchange, reorganization or recapitalization of Company or any of its subsidiaries, with or involving any party other than Parent or one of its subsidiaries, (iii) any liquidation, dissolution or winding up of Company, (iv) any extraordinary dividend by Company, (v) any change in the capital structure of Company (other than pursuant to the Merger Agreement) and (vi) any other action that may reasonably be expected to impede, interfere with, delay, postpone or attempt to discourage the Merger or the other transactions contemplated by the Merger Agreement or this Agreement or result in a breach of any of the covenants, representations, warranties or other obligations or agreements of Company under the Merger Agreement which would materially and adversely affect Company or its ability to consummate the transactions contemplated by the Merger Agreement. The Stockholder further agrees not to take or commit or agree to take any action inconsistent with the foregoing.

     5. Action in Shareholder Capacity Only. The Shareholder signs solely in the Shareholder's capacity as a record and beneficial owner of the Shares, and nothing herein shall prohibit, prevent or preclude the Shareholder from fulfilling his fiduciary duties as a director of Company, including without limitation, voting or consenting as a director in favor of an Acquisition Proposal (as defined in the Merger Agreement) or negotiating with respect to an Acquisition Proposal in his capacity as an officer or director of the Company.

     6. No Shopping. The Shareholder, in his individual capacity as a shareholder of the Company only, agrees not to, directly or indirectly, (i) solicit, initiate or encourage (or authorize any person to solicit, initiate or encourage) any inquiry, proposal or offer from any person to acquire the business, property or capital stock of Company or any direct or indirect subsidiary thereof, or any acquisition of a substantial equity interest in, or a substantial amount of the assets of, Company or any direct or indirect subsidiary thereof, whether by merger, purchase of assets, tender offer or other transaction or (ii) participate in any discussion or negotiations regarding, or furnish to any other person any information with respect to, or otherwise cooperate in any way with, or participate in, facilitate or encourage any effort or attempt by any other person to do or seek any of the foregoing; provided that, notwithstanding the foregoing, the Shareholder shall not be prohibited from taking any such actions as are required, based upon advice of counsel, to comply with his fiduciary duties as an officer and director of the Company to the extent such actions are permitted under the Merger Agreement.

     7. Invalid Provisions. If any provision of this Agreement shall be invalid or unenforceable under applicable law, such provision shall be ineffective to the extent of such invalidity or unenforceability only, without it affecting the remaining provisions of this Agreement.

     8. Executed in Counterparts. This Agreement may be executed in counterparts each of which shall be an original with the same effect as if the signatures hereto and thereto were upon the same instrument.

     9. Specific Performance. The parties hereto agree that if for any reason the Shareholder fails to perform any of his agreements or obligations under this Agreement irreparable harm or injury to Parent would be caused for which money damages would not be an adequate remedy. Accordingly, the Shareholder agrees that, in seeking to enforce this Agreement against the Shareholder, Parent shall be entitled to specific performance and injunctive and other equitable relief in addition and without prejudice to any other rights or remedies, whether at law or in equity, that Parent may have against the Shareholder for any failure to perform any of its agreements or obligations under this Agreement.

     10. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas without giving effect to the principles of conflicts of laws thereof

     11.  Amendments; Termination.

          (a) This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by the parties hereto.

          (b) The provisions of this Agreement shall terminate upon the earliest to occur of (i) the consummation of the Merger, (ii) the date which is 12 months after the date hereof, (iii) the termination of the Merger Agreement pursuant to
Section 7.1(a) or (g) thereof, or (iv) the termination of the Merger Agreement pursuant to Section 7.1 (b) or (c) thereof if, but only if, the Merger Agreement is terminated pursuant to such subsection (b) or (c) solely for reasons that are not directly or indirectly related to the commencement of, or any person's or entity's direct or indirect indication of interest in making, an Acquisition Proposal with respect to the Company.

          (c) For purposes of this Agreement, the term "Merger Agreement" includes the Merger Agreement, as the same may be modified or amended from time to time.

     12. Additional Shares. If, after the date hereof the Shareholder acquires beneficial ownership of any shares of the capital stock of Company (any such shares, "Additional Shares"), including, without limitation, upon exercise of any option, warrant or right to acquire shares of capital stock or through any stock dividend or stock split, the provisions of this Agreement (other than those set forth in Section 1 (a)) applicable to the Shares shall be applicable to such Additional Shares as if such Additional Shares had been Shares as of the date hereof. The provisions of the immediately preceding sentence shall be effective with respect to Additional Shares without action by any person or entity immediately upon the acquisition by the Shareholder of beneficial ownership of such Additional Shares.

     13. Action by Written Consent. If, in lieu of the Company Shareholders Meeting, shareholder action in respect of the Merger Agreement or any of the transactions contemplated by the Merger Agreement is taken by written consent, the provisions of this Agreement imposing obligations in respect of or in connection with the Company Shareholders Meeting shall apply mutatis mutandis to such action by written consent.

     14. Shareholder Certificate. Shareholder agrees to execute and deliver a certificate containing such representations as are reasonably necessary and customary for tax counsel to Parent on the one hand, and Company on the other hand, to render an opinion to the effect that the Merger will constitute a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986 and that no gain or loss will be recognized by the shareholders of Company to the extent they receive Parent Common Stock solely in exchange for shares of Company Common Stock, such certificate to be in the form attached hereto as Exhibit C.

     15. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal successors and permitted assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of Parent (in the case of the Shareholder or any of its permitted assigns) or the Shareholder (in the case of Parent or any of its permitted assigns).

     16. Notices. All notices, requests, claims, demands and other communications hereunder shall be deemed to have been duly given when delivered in person, by facsimile, or by registered or certified mail (postage prepaid, return receipt requested) to such party at its address set forth on the signature page hereto.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.




                                   Mark E. Watson, Jr.

                                   Address:



                                   MEW FAMILY LIMITED PARTNERSHIP

                                   By:
                                       ------------------------------------
                                       Mark E. Watson, Jr., General Partner


                                   By:
                                       ----------------------------------
                                       Kathleen  Watson,  General Partner


                                   Address:



                                   USF&G CORPORATION

                                   By:
                                       -----------------------------------


                                   Address:



                                   THE MARK AND KATHLEEN WATSON
                                   CHARITABLE FOUNDATION



                                   By:
                                       ----------------------------
                                       Mark E. Watson, Jr., Trustee



                                   By:
                                       ---------------------------
                                       Kathleen E. Watson, Trustee



                                   By:
                                       -----------------------
                                       E.B. Lyon, III, Trustee

                                   Address:




                          EXHIBIT A

Mark E. Watson, Jr., including 2,223,096 shares owned in his individual capacity, 256,199 shares owned through MEW Family

Limited Partnership, a limited partnership in which he is a

general partner together with his wife, Kathleen Watson, and

100,000 shares owned through The Mark and Kathleen Watson

Charitable Foundation, of which he is a trustee together with

Kathleen Watson and E.B. Lyons, III.



                          EXHIBIT B



                          EXHIBIT C